UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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☑  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to §240.14a-12

BAKERS FOOTWEAR GROUP, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Phone (314) 621-0699

May 4, 2007

Dear Shareholder:

You are cordially invited to attend the Company’s Annual Meeting of Shareholders on June 14, 2007. We will hold the meeting at 11:00 a.m. at the Residence Inn, St. Louis Downtown, Meeting Room No. 2, 525 South Jefferson Avenue, St. Louis, Missouri 63103. In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to the Company’s activities and operating performance is contained in our 2006 Annual Report to Shareholders, which is also enclosed.

Whether or not you plan to attend the Annual Meeting of Shareholders, we encourage you to vote your shares. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting. You may vote by mail or in person at the meeting.

The Company will make available an alphabetical list of shareholders entitled to vote at the meeting for examination by any shareholder during ordinary business hours at the Company’s principal business offices located at 2815 Scott Avenue, St. Louis, Missouri 63103, from June 4, 2007, until the meeting.

On behalf of the entire board, we look forward to seeing you at the meeting.

Sincerely,

PETER A. EDISON
Chairman of the Board of Directors and
Chief Executive Officer

BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Phone (314) 621-0699

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 14, 2007

The Annual Meeting of Shareholders of Bakers Footwear Group, Inc. will be held at the Residence Inn, St. Louis Downtown, Meeting Room No. 2, 525 South Jefferson Avenue, St. Louis, Missouri, 63103, on Thursday, June 14, 2007, at 11:00 a.m., Central Daylight Time, for the following purposes:

1. To elect six directors to serve until our next annual meeting;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2007; and

3. To transact such other business as may properly come before the meeting.

By Order of the Board of Directors,
BAKERS FOOTWEAR GROUP, INC.

LAWRENCE L. SPANLEY, JR.
Secretary

St. Louis, Missouri
May 4, 2007

IMPORTANT NOTICE

Please Vote Your Shares Promptly

QUESTIONS AND ANSWERS

Q.	When and where is the annual meeting?

We will hold the annual meeting of shareholders on Thursday, June 14, 2007, at 11:00 a.m., Central Daylight Time, at the Residence Inn, St. Louis Downtown, Meeting Room No. 2, 525 South Jefferson Avenue, St. Louis, Missouri 63103.

Q.	Who is entitled to vote at the meeting?

You are entitled to vote at the meeting if you owned shares as of the close of business on April 16, 2007, the record date for the meeting.

Q.	What am I being asked to vote on at the meeting?

We are asking our shareholders to elect directors and to ratify the appointment of our independent registered public accounting firm.

Q.	What vote of the shareholders is needed?

Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present is required for the election of directors and all other items.

Q.	What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

If your shares are held in street name by a bank or brokerage firm as your nominee, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

Q.	What happens if I return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors and “FOR” the ratification of our independent registered public accounting firm.

Q.	What happens if I do not instruct my broker how to vote or if I mark “abstain” or “withhold authority” on the proxy?

If you mark your proxy “abstain” or “withhold authority,” your vote will have the same effect as a vote against the proposal or the election of the applicable director. If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the election of directors or ratification of the independent registered public accounting firm. Broker non-votes with respect to a matter will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter.

Q.	Can I change my voting instructions before the meeting?

Yes. You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by a written revocation of your proxy sent to the Secretary of Bakers Footwear Group, Inc., or by voting at the meeting. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Q.	What do I need to do if I plan to attend the meeting in person?

If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting.

BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Phone (314) 621-0699

PROXY STATEMENT

The board of directors of Bakers Footwear Group, Inc. is soliciting proxies from its shareholders in connection with the Company’s Annual Meeting of Shareholders to be held on Thursday, June 14, 2007, and at any and all adjournments thereof. The meeting will be held at 11:00 a.m. at the Residence Inn, St. Louis Downtown, Meeting Room No. 2, 525 South Jefferson Avenue, St. Louis, Missouri 63103.

If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders, including record holders, must also present a form of personal identification in order to be admitted to the meeting.

We began sending to all shareholders of record this proxy statement and the accompanying form of proxy on or about May 4, 2007. We sent our 2006 Annual Report, including Form 10-K, excluding exhibits, to shareholders at the same time.

Shareholders Entitled To Vote

You are entitled to vote (in person or by proxy) at the annual meeting if you were a shareholder of record at the close of business on April 16, 2007. On April 16, 2007, 6,493,035 shares of our common stock, par value $0.0001 per share, were outstanding and entitled to vote and no shares of our preferred stock were outstanding. There is no cumulative voting with respect to the election of directors. Shareholders of record are entitled to one vote per share on all matters.

Proxies and Voting Procedures

Whether or not you expect to be present in person at the annual meeting, you are requested to complete, sign, date, and return the enclosed form of proxy. The shares represented thereby will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of common stock may be voted only when represented by a properly executed proxy. If you hold your shares in street name through a bank or broker, your broker or bank will send you a separate package describing the procedures and options for voting your shares.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by delivering a written revocation of your proxy to our Secretary or by voting at the meeting. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Your properly completed proxy/voting instruction card will appoint Lawrence L. Spanley, Jr. and David M. Klemm as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Mr. Spanley is the Executive Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Klemm is the Assistant Secretary. Your proxy permits you to direct the proxy holders to: (i) vote “for” or withhold your votes from particular nominees for director, and (ii) vote “for”, “against”, or “abstain” from the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2007.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy will be voted “FOR” the nominees for director and “FOR” the ratification of the appointment of Ernst & Young LLP.

As far as the Company knows, the only matters to be brought before the annual meeting are those referred to in this proxy statement. As to any other matters presented at the annual meeting, the persons named as proxies may vote your shares in their discretion.

Required Vote

No business can be conducted at the annual meeting unless a majority of the outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter, will be deemed to be represented for quorum purposes. Shares as to which voting instructions are given as to at least one matter will also be deemed to be so represented.

A majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present is required for the election of directors and all other items. For this purpose, shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting as to such matter. As a result, abstentions and votes withheld have the same effect as votes cast against a proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), those shares will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter. A proxy which states how shares will be voted in the absence of instructions by a shareholder as to any matter will be deemed to give voting instructions as to that matter.

Information Regarding Board of Directors and Committees

Composition of Board of Directors

Under the Company’s restated articles of incorporation, the number of directors shall be fixed by or in the manner provided in the Company’s restated bylaws. Under the Company’s restated bylaws, generally the number of directors of the Company is fixed, and may be increased or decreased from time to time, by resolution of the board of directors. In accordance with the Company’s restated bylaws, our board of directors has fixed the number of directors at six. Our board of directors is currently comprised of Peter A. Edison, Michele A. Bergerac, Andrew N. Baur, Timothy F. Finley, Harry E. Rich and Scott C. Schnuck, all with terms ending at the 2007 Annual Meeting of Shareholders. Under the Company’s restated bylaws, all directors are elected at each annual meeting of shareholders, to hold office until the expiration of their term or until their respective successors are elected and shall qualify. The board has nominated all six directors to be elected at the 2007 annual meeting to serve until the next annual meeting, or until a successor is elected and has qualified, or until his or her earlier death, resignation or removal. Each nominee is currently a director of the Company.

The ages, principal occupations, certain directorships held and other information as of April 15, 2007 with respect to our nominees and directors are shown below. There are no family relationships between any of our directors and executive officers.

Peter A. Edison, 51, our Chairman of the Board and Chief Executive Officer, has over 29 years of experience in the fashion and apparel industry. Between 1986 and 1997, Mr. Edison served as director and as an officer in various divisions of Edison Brothers Stores, Inc., including serving as the Director of Corporate Development for Edison Brothers, President of Edison Big & Tall, and as President of Chandlers/Sacha of London. He also served as Director of Marketing and Merchandise Controller, and in other capacities, for Edison Shoe Division. Mr. Edison received his M.B.A. in 1981 from Harvard Business School, and served as chairman of the board of directors of Dave & Busters, Inc. until February 2006. He has served as our Chairman of the Board and Chief Executive Officer since October 1997.

Michele A. Bergerac, 51, our President, a Director since February 2004, has over 29 years of experience in the junior and contemporary women’s shoe business including a 17-year career in various divisions of the May Company and seven years with Bakers. Ms. Bergerac started at Abraham & Straus as an Assistant Buyer. Her buying and merchandising career with the May Company included positions at G. Fox, May Corporate, May Company California and Foley’s, where she was the Vice President of Footwear, prior to being hired by Edison Brothers as President of Edison Footwear Group in 1998. Ms. Bergerac has served as our President since June 1999.

Andrew N. Baur, 62, a Director since February 2004, has served as a member of the board of directors of Marshall & Ilsley Corporation since October 2002 and as Chairman of the Board of Southwest Bank of St. Louis, a

wholly-owned subsidiary of Marshall & Ilsley Corporation, and formerly of Mississippi Valley Bancshares, Inc., since 1984. Mr. Baur previously served as Chairman of the Board and Chief Executive Officer of Mississippi Valley Bancshares, Inc., a bank holding company, which Marshall & Ilsley acquired in 2002. Mr. Baur is also a director of Wausau Paper Co.

Timothy F. Finley, 63, a Director since February 2004, was Chairman of the Board and Chief Executive Officer of Jos. A. Bank Clothiers, Inc., a clothing retailer, from 1990 until his retirement in 1999. Mr. Finley was also a director of Cole National Corporation until October 2004.

Harry E. Rich, 67, a Director since February 2004, was Chief Financial Officer of the St. Louis Public School System from November 2003 until he retired in November 2005. Mr. Rich served as Executive Vice President and Managing Director of Crown Capital Corporation, a boutique financial advisory firm, from 2001 until October 2003. Mr. Rich was also Executive Vice President, Chief Financial Officer and a director of Brown Shoe Co., a global footwear company, from 1983 until January 2000. He currently serves on the board of directors of RehabCare Group, Inc. He retired from the board of directors of Midwest Bank Centre, Inc. in September 2006.

Scott C. Schnuck, 57, a Director since February 2004, is one of eight owners of Schnuck Markets, Inc., his family’s supermarket business. Mr. Schnuck joined his family’s business in September 1975 and became President and Chief Executive Officer in January 2006 and Chairman in November 2006. He served as President and Chief Operating Officer from June 1991 until January 2006. Prior to these positions, Mr. Schnuck served as Senior Vice President of Supermarkets and as Vice President of Marketing. In addition to his positions with Schnuck Markets, Inc., Mr. Schnuck has served as Vice President of various real estate partnerships, First Vice President of the Missouri Botanical Garden and past Chairman of Junior Achievement of Mississippi Valley. Mr. Schnuck has also served as Treasurer of St. Louis Children’s Hospital. Mr. Schnuck is also a director of Schnuck Markets, Inc.

Corporate Governance and Director Independence

Our board of directors undertakes a review of director independence annually. These determinations have been made based on information provided by each of the directors regarding relationships and possible conflicts of interest between a director, his or her affiliates or members of his or her family and the Company. Management and our board of directors consults with our legal counsel to ensure that determinations are consistent with Federal securities laws and the rules of the Nasdaq Stock Market. This review includes an annual questionnaire that directors are required to complete that contains a number of questions designed to ascertain the facts necessary to determine independence, as well as facts regarding any related party transactions. Based on this review, our board of directors has determined that each of Messrs. Baur, Finley, Rich and Schnuck are independent under the rules of the Nasdaq Stock Market. Mr. Edison and Ms. Bergerac are both officers of the Company and thus are not independent under those rules. As a result, our board currently has a majority of independent directors under the rules of the Nasdaq Stock Market.

In making its determination, our board of directors considered Mr. Baur’s service as a director and as a non-executive officer employee of Marshall & Illsley Corporation and as non-executive Chairman of Southwest Bank of St. Louis, a subsidiary of Marsall & Illsley. Southwest Bank is a ten percent participant in our revolving credit facility with Bank of America, N.A. We recognized an aggregate of $859,369 (10% of which is $85,937) in fees and interest for fiscal year 2006 under our credit facility. Our board of directors determined that Mr. Baur does not have a direct or indirect material interest in this relationship, that it would not interfere with his exercise of independent judgment and that it does not disqualify Mr. Baur from a determination of independence under the rules of the Nasdaq Stock Market, including those applicable to audit committee membership.

Our board of directors has determined that our independent directors will have regularly scheduled meetings at which only the independent directors are present. Our board of directors has also adopted a code of ethics and established an audit committee, compensation committee and a nominating and corporate governance committee and has adopted charters for each of these committees. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with, the applicable requirements of, the Sarbanes-Oxley Act of 2002, the rules of the Nasdaq Stock Market and Securities and Exchange Commission (“SEC”) rules and regulations.

Board Meetings and Committees

Our board of directors met six times and took two actions by unanimous written consent in fiscal year 2006. During fiscal year 2006, all incumbent directors attended 75% or more of the aggregate meetings of the board and of the board committees on which they served during the period they held office. All incumbent directors attended the 2006 Annual Meeting of Shareholders. Our board’s policy is that each member of the board should attend each annual meeting of the corporation, unless the director is unable to attend for good cause.

Audit Committee.  Our audit committee consists of Andrew N. Baur, Harry E. Rich and Timothy F. Finley, all of whom qualify as “independent directors” and as audit committee members under the Nasdaq Stock Market rules. Mr. Rich serves as chairman of the audit committee and has been determined to be an audit committee financial expert as defined in Item 407 of Regulation S-K. Our board of directors has also determined that each of our audit committee members is financially sophisticated as set forth in Rule 4350(d)(2)(A) of the Nasdaq Stock Market. Our audit committee is directly responsible for appointing and reviewing fee arrangements with our independent registered public accounting firm, and approving any non-audit services by our independent registered public accounting firm. Our audit committee reviews and monitors our internal accounting procedures and reviews the scope and results of the annual audit and other services provided by our independent registered public accounting firm. Our audit committee has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. Our audit committee is also responsible for overseeing our compliance with certain legal and regulatory requirements and for reviewing potential conflict of interest situations, including transactions with related parties. In addition, our audit committee is responsible for establishing procedures for handling any complaints we receive regarding accounting, internal controls, or auditing matters, as well as any confidential, anonymous submissions by any of our employees regarding concerns about questionable accounting or auditing matters. Our audit committee met seven times and took one action by unanimous written consent during fiscal year 2006. Our written audit committee charter is attached as Appendix A to this proxy statement. We do not have a corporate web site. As a result, none of our charters are available on a corporate web site.

Compensation Committee.  Our compensation committee consists of Andrew N. Baur, Timothy F. Finley and Scott C. Schnuck each of whom qualify as “independent directors” under the Nasdaq Stock Market rules and as “outside directors” under the Internal Revenue Code of 1986. Mr. Baur is chairman of the compensation committee. The committee meets regularly, or as the committee may from time to time determine as appropriate. Our compensation committee met three times and took one action by unanimous written consent in fiscal year 2006. Our written compensation committee charter is attached as Appendix B to this proxy statement.

Our compensation committee’s purpose is to assist the board of directors in fulfilling the board’s oversight responsibilities with regard to compensation of the Company’s management. Our compensation committee has the authority to determine, or recommend for determination to the entire board of directors, the compensation arrangements for our executive officers, including salaries, annual bonus compensation, equity awards and benefits. The committee has the authority to evaluate the performance and compensation of our executive officers in light of our corporate goals and objectives and supervises the administration of our employee benefit and compensation plans, including our Cash Bonus Plan, our 2003 Stock Option Plan and our 2005 Incentive Compensation Plan. In overseeing those plans, our compensation committee can delegate its authority to management for day-to-day administration and interpretation of the plans, including selection of participants, determination of award levels within plan parameters and approval of award documents, except that the committee generally may not delegate its authority with respect to the compensation of our executive officers. The compensation committee also makes recommendations to our board of directors concerning the adoption of any other compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under those plans.

Our compensation committee has the authority to engage independent advisors, including compensation consultants. During fiscal year 2006, the compensation committee engaged Towers Perrin, a nationally recognized independent consulting firm, as our compensation consultant. The consultant has provided assistance to the committee in evaluating our executive compensation programs and in setting executive officer compensation. The committee worked with the consultant in analyzing our compensation practices, reviewing survey data and in structuring our long-term equity-based compensation arrangements and our goals and measurements with respect to those arrangements for our executive officers and other key employees in fiscal year 2006, which arrangements are discussed under “Compensation Discussion and Analysis” in this proxy statement. The consultant reports directly to the committee and does not perform any services for management. The consultant periodically participates in committee meetings and advises the committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. The consultant also regularly studies and advises our corporate governance and nominating committee on appropriate short- and long-term compensation for our non-management directors.

Our compensation committee also consults with our management, who may attend compensation committee meetings by invitation, regarding our compensation policies and practices. Each year the committee considers our Chief Executive Officer’s recommendations regarding compensation for our other executive officers for the fiscal year in light of our goals, objectives and performance. The committee discusses the recommendations, and assumptions underlying those recommendations, with management in light of those goals, objectives and performance. Individual executive officers are not present when the committee votes on or deliberates with respect to that individual’s compensation. For additional information regarding the committee’s process please see “Compensation Discussion and Analysis — The Committee’s Analysis” in this proxy statement.

The compensation of our non-management directors is established by our board of directors upon the recommendation of our directors and our nominating and corporate governance committee.

Nominating and Corporate Governance Committee.  Our nominating and corporate governance committee consists of Scott C. Schnuck, Andrew N. Baur and Harry E. Rich each of whom qualify as “independent directors” under the Nasdaq Stock Market rules. Mr. Schnuck serves as chairman of the nominating and corporate governance committee. Our board of directors has adopted a nominating and corporate governance committee charter and a director nomination policy which addresses the nominations process and other related matters as may be required by Federal law. In accordance with the committee’s charter, the committee is responsible for making recommendations to our board of directors concerning nominations to the board, including nominations to fill a vacancy (including a vacancy created by an increase in the board of directors). This committee is also charged with shaping corporate governance policies and codes of ethical and legal conduct, and monitoring compliance with such policies. Our nominating and corporate governance committee met one time and took no action by unanimous written consent during fiscal year 2006. Our written nominating and corporate governance committee charter was attached as Appendix B to our proxy statement for the 2006 Annual Meeting of Shareholders which was filed with the Securities and Exchange Commission.

Director Nominations

Previously, our board of directors adopted a policy on director nominations. The nominating and corporate governance committee will consider candidates submitted from a variety of sources when reviewing candidates to fill vacancies on the board of directors, including recommendations by members of the board of directors, Company management, third party search firms and shareholders that submit recommendations in accordance with our prescribed procedures. The committee will seek to identify, evaluate and recruit the best available candidates, and will endeavor to evaluate qualified shareholder nominees on the same basis as those submitted by board members. Minimum qualifications and standards for director nominees include, among other criteria as determined by the board, senior management experience in business, government and/or other relevant organizations. Important experience would include retail experience and board membership with major organizations. Beyond these experiences and skill criteria, the committee will seek a diversity of viewpoints in order to better understand and anticipate changes in the environment (business, governmental and social) in which we operate. After the committee evaluates relevant factors relating to each candidate it will determine whether one or more candidates warrants further investigation. If the process yields one or more desirable candidates, the committee will further evaluate those candidates, including considering the candidates’ qualifications, the Company’s needs, the candidates’ interest, any interviews and appropriate background checks.

Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, Missouri 63103:

•	Shareholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age, business and residential address of candidate;

•	A detailed resume describing among other things the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);

•	A supporting statement which describes the candidate’s reasons for seeking election to the board, and documents his/her ability to satisfy the described director qualifications;

•	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;

•	The class and number of shares of our capital stock that are beneficially owned by the candidate;

•	A description of any arrangements or understandings between the shareholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the board.

Our Corporate Secretary will promptly forward such materials to the committee chair and our Chairman of the Board. Our Corporate Secretary will also maintain copies of such materials for future reference by the committee when filling board positions. Shareholders may submit potential director candidates at any time pursuant to these procedures. The committee will consider such candidates if a vacancy arises and at such other appropriate times. Notwithstanding the foregoing, the committee is not obligated to review any candidate for which the required information is not provided by the time set forth in our restated bylaws for the nomination of director candidates by a shareholder that is not approved by the committee or the board. Separate procedures apply, as provided in our restated bylaws, if a shareholder wishes to submit at an annual meeting a director candidate that is not approved by the committee or board. Please see “General Information — Shareholder Proposals.” There have been no material changes to these procedures since they were first adopted in February 2004.

We have granted to Ryan Beck & Co., Inc., now a Stifel Financial company (“Ryan Beck”), one of the representatives of the underwriters of our initial public offering, for a period of five years after February 5, 2004, the right to designate for election to our board of directors, and to solicit proxies in support of, one person. If Ryan Beck were to elect not to exercise this right or if its designee were not elected or was unable to serve, it would have the option to designate an observer to attend meetings of our board. We have agreed to reimburse Ryan Beck for its designee’s associated expenses. To date, Ryan Beck has not exercised its right to designate and we are not aware of any intention to do so.

Code of Business Conduct

We have adopted a Code of Business Conduct (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as directors, officers and employees of the Company. The Code of Ethics requires, among other things, that our senior officers avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Under the terms of the Code of Ethics, senior officers are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Code of Ethics has been filed as Exhibit 14.1 to our Annual Report on Form 10-K for fiscal year 2006 as filed with the SEC.

Shareholder Communications Policy

Our board of directors has adopted a policy to provide a process for security holders to send written communications to our board. Any security holder wishing to send communications to our board should send the written communication and the following information to our Corporate Secretary, Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, Missouri 63103:

•	Security holder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age, business and residential address of security holder; and

•	Any individual director or committee to which the security holder would like to have the written statement and other information sent.

Compensation of Directors

Currently, our non-management directors receive an annual retainer of $15,000, plus $1,000 per meeting attended ($1,500 for the chairperson of the audit committee for meetings of the audit committee), including committee meetings and meetings of the independent directors. Chairs of each of the audit, compensation and nominating and corporate governance committees also receive an additional $3,000 annually. On March 16, 2006, each of the Company’s non-management directors was granted non-qualified stock options relating to 5,000 shares of common stock at an exercise price of $20.06 per share, equal to the market price on the date prior to grant. On March 15, 2007, each of the Company’s non-management directors was granted non-qualified stock options relating to 5,000 shares of common stock at an exercise price of $10.39 per share, equal to or greater than the market price on the date of the grant. Both grants vest in five equal annual installments beginning on the anniversary dates of the grants. We are also obligated to indemnify our directors against certain expenses in certain circumstances under Missouri law and our charter documents.

The following table sets forth information regarding the compensation earned or awarded to each of our non-management directors who served on our board of directors for the fiscal year ended February 3, 2007.

					Change in
	Fees				Pension Value
	Earned			Non-Equity	and Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name(1)	($)	($)	($)(2)	($)	Earnings	($)	($)
Andrew N. Baur	35,250	—	19,255	—	—	—	54,505
Timothy F. Finley	31,570	—	19,255	—	—	—	50,825
Harry E. Rich	37,250	—	19,255	—	—	—	56,505
Scott C. Schnuck	28,250	—	19,255	—	—	—	47,505

(1)	Mr. Edison and Ms. Bergerac are named executive officers whose compensation is set forth in the Summary Compensation Table and related tables. See “Executive Compensation.” They did not receive any additional compensation for their service as directors.

(2)	Includes the dollar amount recognized for financial statement reporting purposes for fiscal year 2006 relating to stock options awarded in fiscal year 2006 and in prior years computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) applying the same valuation model and assumptions applied for financial reporting purposes, but disregarding any estimate of forfeitures related to service-based vesting conditions. During fiscal 2006, each non-management Director received an award of nonqualified stock options relating to 5,000 shares of common stock. Such options are exercisable in equal annual installments of 20% after one year from March 16, 2006, the date of grant, and an additional 20% on each successive anniversary of the date of grant until fully vested. The aggregate grant date fair value of the option awards granted to each non-management director during fiscal 2006 computed in accordance with FAS 123R applying the same valuation model and assumptions applied for financial reporting purposes was $56,900. Please see Note 12 to the Notes to our Financial Statements in our 2006 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation under FAS 123R. Each non-management director currently holds stock options relating to 18,000 shares of common stock.

Compensation Committee Interlocks and Insider Participation

Andrew N. Baur, Timothy F. Finley and Scott C. Schnuck served on our compensation committee during the 2006 fiscal year. None of the members of the compensation committee had interlocking or other relationships with other boards or with the Company during the 2006 fiscal year that require disclosure under Item 404 or 407(e)(4) of Regulation S-K.

Certain Relationships and Related Person Transactions

Review, Approval or Ratification of Related Person Transactions

We review all relationships and transactions in which the Company and our directors, executive officers or their immediate family members participate to determine whether such persons have a direct or indirect material interest in such transactions or relationships. In addition, our code of business conduct generally prohibits our officers, directors and employees from engaging in activities that involve, or even appear to involve, a conflict between their personal interest and the interests of the Company. Our code of business conduct encourages our employees to report to us an actual or apparent conflict of interest.

Our audit committee, with the assistance of legal counsel, reviews all related party transactions involving the Company and any of the Company’s principal shareholders or members of our board of directors or senior management or any immediate family member of any of the foregoing. A general statement of this policy is set forth in our audit committee charter, which is attached to this proxy statement as Appendix A. However, the audit committee does not have detailed written policies and procedures for reviewing related party transactions. Rather, all facts and circumstances surrounding each related party transaction may be considered. If the audit committee determines that any such related party transaction creates a conflict of interest situation or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the committee prior to the Company entering into such transaction or ratified thereafter. The chair of the committee is delegated the authority to approve such transactions on behalf of the full committee, provided that such approval is thereafter reviewed by the committee. Transactions or relationships previously approved by the committee or in existence prior to the formation of the committee do not require approval or ratification.

Related Party Transactions and Relationships

In connection with our initial public offering in fiscal year 2004, we sold to the representatives of the underwriters, including Ryan Beck and their designees warrants to purchase 216,000 shares of common stock exercisable until February 10, 2009 at an exercise price equal to $12.7875 per share, subject to anti-dilution adjustments. We are required for a period of five years after February 10, 2004, (i) at the request of a majority of the warrant holders, to use our best efforts to file one registration statement, at our expense, covering the sale of the shares of common stock underlying the warrants and (ii) at the request of any holders of warrants, to file additional registration statements covering the shares of common stock underlying the warrants at the expense of those holders. We are required to maintain the effectiveness of any demand registration statement for up to nine consecutive months. Except for the registration rights that we have granted to the prior holders of our subordinated convertible debentures, we generally have agreed not to make any registered offering of our securities, with limited exceptions, or to include any other shares on any such demand registration statement, at any time that we are required to maintain the effectiveness of a demand registration statement, without first obtaining the consent of a majority of the holders of warrants and warrant shares that are not then held by the public or by us or other excepted persons who have a relationship with us and our affiliates. In connection with our April 8, 2005 private placement, the holders of the majority-in-interest of the warrants issued in connection with the IPO, including Ryan Beck, waived certain of these rights. In addition, we are required to include the shares of common stock underlying the warrants in any appropriate registration statement we file during the six years following the consummation of our initial public offering.

We have granted to Ryan Beck, for a period of five years after February 3, 2004, the right to designate for election to our board of directors, and to solicit proxies in support of, one person. The designee may be a director, officer, employee or affiliate of Ryan Beck. If Ryan Beck were to elect not to exercise this right or if its designee were not elected or was unable to serve, it would have the option to designate an observer to attend meetings of our board. We have agreed to reimburse Ryan Beck for its designee’s associated expenses.

On April 8, 2005, we closed a private placement with a number of investors for the sale of 1,000,000 shares of our common stock and warrants (the “Investor Warrants”) to purchase 250,000 shares of common stock, subject to anti-dilution and other adjustments, at an exercise price of $10.18 per share, which are generally exercisable from October 5, 2005 until April 8, 2010, for which we received aggregate gross proceeds of $8.75 million, prior to payment of placement agent fees and expenses. Ryan Beck acted as placement agent for the April 8, 2005 private placement pursuant to an engagement letter with us and received placement fees of $700,000, consisting of a 5% transaction fee and 3% non-accountable expense allowance, and warrants to purchase 125,000 shares of common stock, subject to anti-dilution and other adjustments, at an exercise price of $10.18 per share (the “Placement Agent Warrants”). In connection with the April 8, 2005 private placement, we entered into a registration rights agreement with the investors and Ryan Beck which may subject us to liquidated damages under certain circumstances.

If a required registration statement had not been declared effective by April 8, 2006, or if sales of shares issuable pursuant to the Investor Warrants cannot be made for any reason, subject to limited exceptions, then the holders of the Investor Warrants would be entitled to utilize a cashless exercise provision. In the event that the closing bid price of a share of our stock equals or exceeds $25.00, subject to adjustment, for any 20 consecutive trading days, then we have the ability to call the Investor Warrants, at a redemption price equal to $0.01 per share, unless earlier exercised, effectively forcing their exercise into common stock. Under the terms of the Investor Warrants, we are required to exercise such right within one business day immediately following the end of any such 20 day trading period. Under the purchase agreement, we have certain ongoing obligations to the investors, including furnishing certain information and indemnifying the investors for certain liabilities. One of the investors in the private placement, who purchased 50,000 shares and warrants relating to 12,500 shares, consisted of three funds affiliated with WSV Management, L.L.C., which we believe beneficially owned more than 5% of our common stock at the time. Another investor in the private placement, who purchased 350,000 shares and warrants relating to 87,500 shares, consisted of two funds affiliated with Pequot Capital Management, Inc. which acquired beneficial ownership in excess of 5% of our common stock.

The Placement Agent Warrants generally have the same terms and conditions as the Investor Warrants, except that the cashless exercise provision is more generally available and the Placement Agent Warrants are not subject to a call provision. We also are required to indemnify Ryan Beck and its counsel from certain liabilities. Under the terms of our engagement of Ryan Beck, Ryan Beck also would have been entitled to additional placement agent fees and warrants in the same percentages until July 31, 2006 for certain other securities sales by us, unless any such future securities sales occur pursuant to a firm commitment underwriting in a public offering, our incentive plans or in other specified circumstances. Ryan Beck is also entitled to similar compensation for similar securities sales for approximately one additional year.

The registration rights agreement entered into in connection with the April 8, 2005 private placement provides certain registration rights relating to the shares of common stock sold to the investors and issuable pursuant to the Investor Warrants, and to Ryan Beck, for the shares of common stock issuable pursuant to the Placement Agent Warrants (“Registrable Securities”). Under the registration rights agreement, we were obligated, at our expense, to file a registration statement with the SEC by May 8, 2005 covering the resale of the Registrable Securities. We were also obligated to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable and generally are obligated to keep the required registration statement effective for up to three years after the closing of the private placement. We also have certain other ongoing obligations, including providing the investors specified notices and certain information and indemnifying the investors and Ryan Beck for certain liabilities. We also agreed to register the shares underlying warrants issued in connection with our initial public offering.

Under the registration rights agreement, generally through April 8, 2008, if any required registration statement is not filed or effective within the required time, or after effectiveness if sales cannot be made pursuant to the registration statement generally for any reason, including our failure to maintain or update the registration statement, subject to our right to suspend use of the registration statement for not more than 30 consecutive days or for a total of more than 60 days in any 12 month period in certain circumstances, then we would be subject to liquidated damages penalties equal to 1.0% of the aggregate purchase price for each 30 day period or pro rata for any portion thereof in excess of our allotted time. A timely registration statement covering the common stock issued in the private placement and the common stock issuable pursuant to the Investor Warrants, the Placement Agent Warrants and the warrants issued in connection with our initial public offering was declared effective on May 25, 2005.

Election of Directors (Proxy Item No. 1)

The shareholders are being asked to elect as directors on our board of directors Mr. Peter A. Edison, Ms. Michele A. Bergerac and Messrs. Andrew N. Baur, Timothy F. Finley, Harry E. Rich and Scott C. Schnuck to terms ending with the next annual meeting, or until a successor is elected and qualified, or until his or her earlier death, resignation or removal. Each nominee is currently a director of the Company. For more information regarding the nominees for director, see “Information Regarding Board of Directors and Committees” above. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our board may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE
NOMINEES FOR DIRECTOR.

Ratification of Independent Registered Public Accounting Firm (Proxy Item No. 2)

Our audit committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to examine the financial statements of the Company for our 2007 fiscal year.

While the audit committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the audit committee and our board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The audit committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the audit committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the audit committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

A formal statement by representatives of Ernst & Young LLP is not planned for the annual meeting. However, Ernst & Young LLP representatives are expected to be present at the meeting and available to respond to appropriate questions. For a detailed listing of the fees paid by us to Ernst & Young LLP for professional services in fiscal year 2006, see “Principal Accountant Fees and Services.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

Report of the Audit Committee

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management is primarily responsible for the financial statements and reporting process including the systems of internal controls, while the independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

In this context, the committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The committee discussed with the Company’s independent registered public accounting firm the overall scopes and plans for its audit. The committee has met with representatives of the independent registered public accounting firm, with and without management present, and discussed the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management represented to the committee that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles. The committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under the auditing standards of the Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm also provided to the committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent registered public accounting firm that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU §380). The audit committee considered whether the provision by Ernst & Young, LLP of non-audit services was compatible with their independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended February 3, 2007 for filing with the Securities and Exchange Commission. The committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2007.

The members of the committee are not professionally engaged in the practice of auditing or accounting. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the advice and assurances of the independent registered public accounting firm. While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations and the Company’s business conduct policies. Accordingly, the oversight provided by the committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal controls, that the financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or that the audit of the Company’s financial statements by the independent registered public accounting firm has been carried out in accordance with auditing standards of the Public Company Accounting Oversight Board.

AUDIT COMMITTEE

Harry E. Rich, Chair
Andrew N. Baur
Timothy F. Finley

Principal Accountant Fees and Services

We have incurred the following fees for professional services rendered by Ernst & Young LLP, our independent registered public accounting firm, for services rendered in fiscal year 2005, including the transition period from January 2, 2005 through January 29, 2005, and fiscal year 2006:

	Fiscal Year
Description of Professional Service	2005*	2006

Audit Fees — professional services rendered for the audit of our annual financial statements, SEC registration statements, comfort letters and consents in connection with registration statements and for quarterly reviews of the financial statements	$333,540	$364,800
Audit-Related Fees — assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements	1,500	1,500
Tax Fees — professional services rendered by Ernst & Young LLP for tax compliance, tax consulting and tax planning	—	—
All Other Fees	—	—

Total Ernst & Young LLP Fees	$335,040	$366,300

*	On March 11, 2005, we changed our fiscal year to the standard retail calendar, which closes on the Saturday closest to January 31. Previously our fiscal year ended four weeks earlier. As a result of the change we had a four week transition period from January 2, 2005 through January 29, 2005. The information for 2005 includes amounts for the four week transition period from January 2 through January 29, 2005.

As described in the audit committee charter, which was adopted in February 2004, it is the audit committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by the independent registered public accounting firm. The audit committee’s pre-approval policy is attached to the audit committee charter which has been attached as Appendix A to this proxy statement. Generally, each year the audit committee reviews and approves the audit services and the estimated audit fees for the following year, with projections updated quarterly and the committee pre-approving any amounts exceeding original estimates. Annually, and otherwise as necessary, the committee reviews and approves all non-audit services and the estimated fees for such services for the current fiscal year. Recurring services are generally approved by category. Non-recurring services are generally approved by category as are individual projects exceeding a certain amount. Should an engagement need pre-approval before the next audit committee meeting, authority to grant approval is delegated to the audit committee chairman. The audit committee approved all of Ernst & Young LLP’s services for the periods referred to in the table above.

Stock Ownership of Management and Certain Beneficial Owners

The following table sets forth certain information, as of April 1, 2007, except as set forth below, concerning the beneficial ownership of our common stock for:

•	each of our executive officers named in our Summary Compensation Table (our “named executive officers”);

•	each of our directors or nominees;

•	all of our directors, nominees and executive officers as a group; and

•	each person who is known by us to be the beneficial owner of more than 5% of our common stock.

Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by him, her or it.

		Number of Shares		Approximate
	Number of Shares of	of Common Stock		Percentage of
	Common Stock	Underlying		Outstanding
	Beneficially Owned	Options Exercisable		Shares of
Name and Address(1)	Excluding Options(2)	Within 60 Days	Total	Common Stock

Directors, Nominees and Executive Officers
Peter A. Edison(3)	755,221	11,813	767,034	11.79%
Michele A. Bergerac(4)	80,803	115,634	196,437	2.97%
Stanley K. Tusman(5)	12,500	5,506	18,006	*
Lawrence L. Spanley, Jr.(6)	3,500	9,373	12,873	*
Andrew N. Baur(7)	37,077	5,200	42,277	*
Joseph R. Vander Pluym(8)	2,500	12,472	14,972	*
Timothy F. Finley(9)	1,000	5,200	6,200	*
Harry E. Rich(10)	1,000	5,200	6,200	*
Scott C. Schnuck(11)	13,300	5,200	18,500	*
All executive officers and directors as a group (10 persons)(12)	911,844	189,076	1,100,920	16.48%
5% Owners (not included above)
Bernard A. Edison(13)	347,767	—	347,767	5.36%
Wellington Management Company, LLP(14)	882,240	—	882,240	13.59%
Wells Fargo & Company and affiliates(15)	1,022,753	—	1,022,753	15.75%
Austin W. Marxe and David M. Greenhouse and affiliates(16)	585,927	—	585,927	9.02%
Pequot Capital Management, Inc. and affiliates(17)	477,500	—	477,500	7.35%
Royce & Associates, LLC(18)	573,566	—	573,566	8.83%
Searock Capital Management, LLC and affiliates(19)	366,070	—	366,070	5.64%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise specified below, the business address of each of the above persons is: c/o Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, Missouri 63103.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or that are exercisable within 60 days of April 1, 2007 are deemed to be outstanding and are described below as currently exercisable. Such shares, however, are not deemed outstanding for the purposes of counting the percentage ownership of each other person. The shares underlying unexercised options and warrants cannot be voted.

(3)	Represents 671,176 shares of our common stock owned by Peter A. Edison, our Chairman of the Board and Chief Executive Officer. Includes 7,890 shares owned by Mr. Edison’s wife and 76,155 shares owned by the Bernard A. Edison Revocable Trust, of which Peter Edison is a co-trustee. Peter Edison has shared voting and investment power with respect to the shares owned by the Bernard A. Edison Revocable Trust and by Peter Edison’s wife. Includes 11,813 shares of common stock subject to currently exercisable options. Does not include 30,970 shares underlying outstanding unvested options.

(4)	Represents 65,503 shares of our common stock held by the Michele Bergerac Revocable Trust. Also includes 14,700 shares held by Ms. Bergerac, 300 shares held by Ms. Bergerac’s son and 300 shares held by

Ms. Bergerac’s daughter. Ms. Bergerac is our President and a director. Includes 115,634 shares of common stock subject to currently exercisable options. Does not include 35,970 shares underlying outstanding unvested options.

(5)	Represents 12,500 shares of our common stock held by the Stanley K. Tusman and Gail F. Tusman Declaration of Trust dated December 1, 1999. Mr. Tusman is our Executive Vice President — Inventory and Information Management. Includes 5,506 shares of common stock subject to currently exercisable options. Does not include 16,465 shares underlying outstanding unvested options.

(6)	Represents 3,500 shares of our common stock held by Lawrence L. Spanley, Jr., our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Includes 9,373 shares of common stock subject to currently exercisable options. Does not include 19,285 shares underlying outstanding unvested options.

(7)	Represents 37,077 shares of our common stock held in trust for Mr. Baur, one of our directors. Includes 5,200 shares of common stock subject to currently exercisable options. Does not include 12,800 shares underlying outstanding unvested options.

(8)	Represents 2,500 shares of our common stock held in the name of Joseph Vander Pluym, our Executive Vice President — Stores and his wife, over which they share voting and investment power. Includes 12,472 shares of common stock subject to currently exercisable options. Does not include 26,164 shares underlying outstanding unvested options.

(9)	Represents 1,000 shares held by the Timothy F. Finley Revocable Trust u/a dated October 13, 2003 pursuant to which Mr. Finley, one of our directors, shares voting and investment power with his wife. Also includes 5,200 shares of common stock subject to currently exercisable options. Does not include 12,800 shares underlying outstanding unvested options.

(10)	Represents 1,000 shares of our common stock held in the name of Harry E. Rich, one of our directors and his wife, over which they share voting and investment power. Also includes 5,200 shares of common stock subject to currently exercisable options. Does not include 12,800 shares underlying outstanding unvested options.

(11)	Represents 13,300 shares of our common stock held in the name of Scott C. Schnuck, one of our directors. Also includes 5,200 shares of common stock subject to currently exercisable options. Does not include 12,800 shares underlying outstanding unvested options.

(12)	This group is comprised of Peter Edison, Michele Bergerac, Harry Rich, Andrew Baur, Mark Ianni, Lawrence L. Spanley, Jr., Stanley Tusman, Joseph Vander Pluym, Timothy Finley and Scott C. Schnuck. Includes 911,844 shares of common stock and 189,076 shares underlying options exercisable within 60 days. Does not include 196,266 shares underlying outstanding unvested options.

(13)	Represents 76,155 shares of our common stock owned by the Bernard A. Edison Revocable Trust. Mr. B. Edison is the father of Peter Edison and an advisor to the board of directors. Includes 198,955 shares owned by the Beatrice C. Edison Irrevocable Trust, of which Mr. B. Edison is a co-trustee. Includes 33,380 shares held by the David A. Edison Revocable Trust, of which Mr. B. Edison is a co-trustee. Also includes 39,277 shares held by Mr. B. Edison’s wife. Mr. B. Edison disclaims beneficial ownership of all shares held by the David A. Edison Revocable Trust and by his wife. Mr. B. Edison has shared voting and investment power with respect to the shares owned by the Beatrice C. Edison Irrevocable Trust, the David A. Edison Revocable Trust, the Bernard A. Edison Revocable Trust and his wife.

(14)	Consists of an aggregate of 882,240 shares reported as beneficially owned by Wellington Management Company, LLP, (“Wellington Management”) of which Wellington Management reports shared voting power over 539,100 shares and shared dispositive power over 882,240 shares based on Wellington Management’s capacity as an investment advisor of shares held of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct receipt of, dividends from, or the proceeds from the sale of, such shares. No client is known to have power with respect to more than five percent of Company’s common stock. The principal business address for this entity is 75 State Street, Boston, MA 02109. The information is this footnote is primarily based on a Schedule 13G/A filed with the SEC on February 14, 2007.

(15)	Consists of an aggregate of 1,022,753 shares of stock reported as beneficially owned by Wells Fargo & Company, of which Wells Capital Management Incorporated, reports sole voting power with respect to 128,042 shares and sole dispositive power with respect to 1,012,998 shares and Wells Fargo Funds

Management, LLC, reports sole voting power with respect to 894,711 shares and sole dispositive power with respect to 9,755 shares. Both Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC are subsidiaries of Wells Fargo & Company. The business address of these entities is: Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94104; Wells Capital Management Incorporated, 525 Market Street, San Francisco, CA 94105; and Wells Fargo Funds Management, LLC, 525 Market Street, San Francisco, CA 94105. The information in this footnote is primarily based on a Schedule 13G/A filed with the SEC on February 5, 2007.

(16)	Consists of an aggregate of 585,927 shares of our common stock over which Messrs. Marxe and Greenhouse and affiliates report shared voting and investment control, including 32,997 shares of Common Stock owned by Special Situations Fund III, L.P. (“SSF3”), 381,414 shares held by Special Situations Fund III QP, L.P. (“QP”), 104,516 shares owned by Special Situations Cayman Fund, L.P. (“Cayman”) and 67,000 shares of common stock owned by Special Situations Private Equity Fund, L.P. (“PE”). Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Cayman. AWM also serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of and investment adviser to SSF3 and QP. Marxe and Greenhouse are also members of MG Advisers L.L.C. (“MG”), the general partner of and investment adviser to PE. (SSF3, QP, Cayman, and PE will hereafter be referred to in this footnote as the “Funds”). The principal business of each Fund is to invest in equity and equity-related securities and other securities of any kind or nature. The business address for Messrs. Marxe and Greenhouse and for each of these entities is 527 Madison Avenue, 26th Floor, Suite 2600, New York, NY 10022. The information in this footnote is primarily based on a Schedule 13G/A filed with the SEC on February 14, 2007 and other information provided to us.

(17)	Consists of an aggregate of 477,500 shares reported as beneficially owned by Pequot Capital Management, Inc. (“Pequot”). Pequot is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of such shares through the investment discretion Pequot exercises over its clients’ accounts. Includes shares of our common stock purchased in our April 8, 2005 private placement, including 212,900 shares held of record by Pequot Scout Fund, L.P. and 137,100 shares held of record by Pequot Mariner Master Fund, L.P. Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares except to the extent of his pecuniary interest. The business address of each of these entities is 500 Nyala Farm Road, Westport, CT 06880. Pursuant to the private placement, these entities entered into agreements with us pursuant to which we have various obligations to them including registration obligations. The information in this footnote is primarily based on a Schedule 13G filed with SEC on February 14, 2006 and on subsequent information provided to us.

(18)	Consists of an aggregate of 573,566 shares of our common stock reported as owned by Royce & Associates, LLC. The business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. The information in this footnote is based on a Schedule 13G/A filed with the SEC on January 17, 2007.

(19)	Consists of an aggregate of 366,070 shares of our common stock reported as beneficially owned by Searock Capital Management, LLC (“Searock”), Richard Lodewick, Jr. and Seth Turkeltaub. Messrs. Turkeltaub and Lodewick and Searock have shared voting and dispotive power over these shares. Such persons disclaim beneficial ownership in the shares reported except to the extent of their pecuniary interest. The business address of Searock and Messrs. Turkeltaub and Lodewick is Two Grand Central Tower, 140 E. 45th Street, 39th Floor, New York, New York 10017. The information in this footnote is primarily based on a Schedule 13G filed with SEC on April 5, 2007.

Executive Compensation

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview

The compensation committee sets the compensation of the Company’s executive officers. The Company’s executive compensation programs are intended to align executive compensation with our business objectives and individual performance and to enable us to attract, retain and reward executive officers who contribute to our long-term success. The compensation committee is guided by the following principles:

•	We should pay for performance. Individual compensation should include components which reflect both the performance of the Company and the individual. As employees advance to higher levels an increasing proportion of their pay should be linked to performance.

•	The total compensation payable should be sufficiently competitive with that paid by other footwear and retail companies for officers in comparable positions to attract and retain qualified executives.

•	The Company should provide both short-term and long-term incentives and cash and equity compensation. Employees at higher levels should have an increasing proportion of their compensation tied to longer-term performance, including payment in equity compensation.

The Committee’s Analysis

In setting executive compensation, the compensation committee generally analyzes the matters referred to below, in addition to the principles discussed above. Please see “— Compensation Committee” above for additional information regarding the committee’s processes and procedures.

Assessment of Company goals, objectives and performance.  The committee considers the Chief Executive Officer’s recommendation regarding compensation for the other executive officers for the fiscal year in light of the Company’s goals, objectives and performance. The committee evaluates and discusses with the Chief Executive Officer how the proposed compensation arrangements are aligned with our budget and long-term plans, including short and long-term goals and objectives. The committee also considers financial performance measures, including earnings per share, earnings before interest, taxes, depreciation and amortization, return on assets and sales growth. Generally, the committee looks to earnings as an important measure of short-term success and sales growth and return on assets as important to long-term success. As discussed in more detail below, the committee sets Company performance goals as part of the compensation for each executive officer.

Assessment of individual goals, objectives and performance.  The committee meets with the Chief Executive Officer annually at the beginning of the year to agree upon his performance goals and objectives (both individual and Company objectives) for the year. After the end of the year, the committee conducts his performance review based on his achievement of the agreed-upon goals and objectives, contribution to the Company’s performance, and other leadership accomplishments. For the President and the other executive officers, the committee receives a performance assessment and compensation recommendation from the Chief Executive Officer and also exercises its judgment about the executive officer. The performance evaluation of these executives is based on achievement of pre-agreed objectives by the executive, his or her contribution to the Company’s performance, and other leadership accomplishments. After year-end, the committee makes any required determinations on any outstanding awards.

Comparative Analysis.  For fiscal years 2006 and 2007, the committee utilized Towers Perrin as its compensation consultant to analyze whether the compensation of the Company’s senior management is competitive with companies in the footwear and retail industries and to design an approach to long-term incentive compensation for senior management. The consultant also analyzed the total compensation and stock accumulation of some members of senior management.

The consultant’s analysis was based on survey data and comparably sized companies in the Standard & Poors Apparel Stores Index and other companies selected by the consultant, as adjusted by the consultant for company size and officer position. The consultant used proxy data for the following companies from the Standard & Poors Apparel Stores Index: bebe stores, inc., Big Dog Holdings, Inc., Cache, Inc., Christopher & Banks Corporation, dELiA*s, Inc., Footstar, Inc., Harold’s Stores, Inc., Maidenform Brands, Inc., Shoe Carnival, Inc., Shoe Pavilion, Inc., Steven Madden, Ltd., Tween Brands, Inc. and The Wet Seal, Inc. Due to lack of comparability in position type, less emphasis was given to this proxy data with respect to the compensation of Messrs. Tusman and Vander Pluym.

The committee considered the consultant’s analysis as one factor in its overall analysis. The committee also considered other executive compensation programs and market trends, and also considered the pay of individual executives at other companies if the jobs were sufficiently similar to make the comparison meaningful. The committee uses the survey data as one factor in determining whether the Company’s executive compensation program as a whole is competitive, but recognizes that there are limitations in the value of those comparisons and that it must use its own judgment regarding compensation as applied to the Company.

Total Compensation Review.  Generally, the committee reviews each executive officer’s base salary, bonus, and equity awards annually, including actual and potential compensation. In addition, from time to time the committee reviews the Company’s contribution to the Company’s profit-sharing plan, perquisites and other compensation, and payments that would be required under various severance and change-in-control scenarios. The committee believes that these elements of compensation were reasonable in the aggregate.

Components of Named Executive Officer Compensation for 2006

The compensation of Peter Edison, Chief Executive Officer, and the Company’s other executive officers identified in our Summary Compensation Table in this proxy statement, who we refer to as the “named executive officers,” consists of a combination of base salary, bonuses and equity-based compensation. Executive officers and all salaried employees also receive a benefits package. Pursuant to employment agreements, the named executive officers are also entitled to certain compensation on a termination of employment. In allocating between short and long-term compensation and cash and equity compensation, the committee considered the Company’s employment agreements, history of compensation and the principles and analysis discussed above. The committee believes that these elements reflect an appropriate mix of cash and equity compensation, short and long-term compensation, and appropriately encourages the accomplishment of our goals and objectives. Below is a discussion of the main components of the compensation of the named executive officers.

Since Peter Edison brought the current management team to the Company, the Company has generally pursued more internal pay equity among senior management than may be present at some other public companies. As a result of this philosophy, Mr. Edison’s substantial equity interest, the relative importance of the Company’s President and other executive officers to the Company’s performance and long-term succession plan, the committee has generally tended to limit Mr. Edison’s compensation relative to the other executive officers. As a result, the committee has typically set Mr. Edison’s compensation elements in alignment with Ms. Bergerac’s compensation. In addition, the committee has attempted to focus increases in compensation on incentive compensation, including equity compensation.

Base Salary.  The committee determines the base salary for the named executive officers annually on a subjective basis considering several factors, including historical compensation levels and individual and Company performance. In order to attract and retain management, the committee targets executives’ annual salaries to be competitive with comparable companies in the footwear and retail industries with whom the Company competes for management. In the first quarters of both fiscal year 2006 and 2007, the Committee attempted to limit increases in salaries in favor of bonuses, including equity awards, based on performance measures and individual merit. The amount of salary paid to each of the named executive officers is set forth in the “Salary” column of the Summary Compensation Table.

In the first quarter of fiscal year 2006, the committee increased the base compensation of Mr. Edison and Ms. Bergerac by 10.8% and the base compensation of the other executive officers by approximately 9.6% in light of the excellent results for fiscal year 2005. In the first quarter of fiscal year 2007, the committee did not increase the base compensation of any of the executive officers in light of the weaker operating results for fiscal year 2006.

Cash Bonus Plan and other cash bonuses.  The purpose of our Cash Bonus Plan is to further align the interests of management with our shareholders by providing management with cash incentives to attain certain performance goals and to attract and retain the services of competent management employees. Our Cash Bonus Plan is also intended to provide qualified performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. We generally utilize cash bonuses to align the interest of executives with the annual financial performance of the Company. Under our Cash Bonus Plan, performance objectives for the fiscal year are established as a percentage of base salary at the beginning of each year and communicated to participants. Bonus payouts for the year are then determined by the Company’s financial results for the fiscal year relative to predetermined performance objectives. Continued employment until the time that the bonus is paid is generally a condition to payment. Under the plan, the committee has discretion to adjust an award payout downward, but not upward, from the amount yielded by the formula. However, generally, the Committee has not exercised that discretion.

For fiscal year 2005, each participant received a maximum pay-out under the plan as a result of the excellent performance for that year. For fiscal year 2006, the Committee, after considering the Company’s goals and plans for fiscal year 2006 and the compensation recommendations, again established the performance objective under the Cash Bonus Plan based on after-tax profit using a standard corporate tax rate, but raised the minimum after-tax profit level for named executive officers under the plan from $400,000 to $3 million. The committee chose this measure because it believed that this measure best reflected short-term Company performance. The Company generally calculates the measure based on financial net income, subject to potential adjustments resulting from large, unusual tax items such as the Company’s nonrecurring income tax benefit of $1.2 million for fiscal year 2004 resulting from our conversion to a C corporation. There were no such adjustments for fiscal year 2006 and none are expected for fiscal year 2007. The size of the bonus levels was also based on job responsibilities, internal pay equity, and the comparative analysis discussed above. The committee set the maximum bonus levels for Mr. Edison and Ms. Bergerac as more heavily weighted toward overall Company financial performance than the bonuses for the other executive officers.

For fiscal year 2006, bonuses under the Cash Bonus Plan were established as follows: for any such bonus to be paid, after-tax profit was required to be at least $4 million, in the case of Mr. Edison and Ms. Bergerac, and at least $3 million, in the case of the other named executive officers. Maximum bonuses would have been payable if after-tax profit was $11 million or more. The size of these potential bonuses ranged from between 22.5% and 100% of salary in the case of Mr. Edison and Ms. Bergerac, and 15% and 75% of salary in the case of the other executive officers, depending on the level of after-tax profit. As a result of the operating results for fiscal 2006, no amount is payable for fiscal year 2006 under our Cash Bonus Plan.

For fiscal year 2007, in light of the weaker operating results, the committee utilized the same performance objective and salary percentages but lowered the after-tax profit thresholds under our Cash Bonus Plan. For fiscal year 2007, for any bonus to be paid after-tax profit must be at least $1.5 million, in the case of Mr. Edison and Ms. Bergerac, and $750,000 in the case of the other executive officers. Maximum bonuses are payable if after-tax profit is $8 million or more.

Discretionary Bonuses.  In addition to the above bonuses awards, the committee also approved potential subjective bonuses for each named executive officer based on an amount equal to 12.5% of the officer’s cumulative (base) salary upon the achievement of qualitative and other criteria relating to that officer’s duties, as communicated to that officer, including goals based on the budget, brand and organizational improvements and store expansion in the case of Mr. Edison, goals based on internal management organization, the Company’s catalog and sales in the case of Ms. Bergerac and similar goals for each of the other named executive officers based on that officer’s position. For fiscal year 2006, the amounts attributable to those discretionary bonuses are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For fiscal year 2007, the Committee adopted a similar subjective bonus structure.

Equity Based Compensation.  In fiscal years 2004 and 2005, we utilized stock options as the only equity based award. Awards of stock options were granted broadly within the Company. During fiscal year 2006 and to-date in fiscal year 2007, we employed two types of equity-based awards: stock options granted under our 2003 Stock Option Plan and performance shares granted under our 2005 Incentive Compensation Plan. These awards motivate the Company’s executive officers and more closely tie the long-term interests of these executives to our shareholders because the value of the awards are determined based on our financial performance over a period of more than one year and the value of our common stock. In addition, these awards tend to retain these executive officers because the awards vest over a number of years.

For fiscal year 2006, with the assistance of our compensation consultant, the committee analyzed the size of potential equity grants to plan participants by considering published survey data, individual and Company performance, internal pay equity and share utilization. The committee’s overall objective was to set combined grant values that were generally competitive with the Company’s competitors and comparably sized companies in survey data and that would incentivize participants to reach the Company’s long-term goals. The committee also considered competitive interests and the Company’s goals and objectives. The committee also took into consideration the Company’s recent history of emphasis on cash compensation and stock option grants in determining the size of equity awards for fiscal year 2006 and the mix of equity awards. For fiscal year 2006 and in March 2007, the committee determined to de-emphasize stock options and introduce performance share awards, which the committee felt was consistent with market trends and our goals and objectives. The committee also considered the stock ownership of the named executive officers, including prior equity awards, and the continued importance of the alignment, by the use of equity awards, of their interests with those of our shareholders.

In March 2006, based on the considerations discussed above, the Committee established an estimated target dollar value for equity awards for each of the named executive officers, subject to the achievement of performance objectives. Individuals at higher levels received a greater proportion of total pay in the form of equity. The committee also determined to allocate this estimated value of equity awards to the named executive officers for fiscal year 2006 using a 25% weighting on stock options and a 75% weighting on performance shares. Based on those estimated target values and accounting estimates at the time of the value of the awards, the committee made the awards of the performance shares set forth in the table below. As a result of the weaker operating performance in fiscal year 2006, it is unlikely that the threshold performance objectives for the performance share awards, which are discussed below, will be achieved.

March 2006 Equity Awards

					Shares of
	Total Target	Target	Target	Target	Common Stock
	Equity	Performance	Stock Options	Performance	Underlying
Name	Award Value	Awards Value	Value	Award Shares	Options Awards

Peter A. Edison	$227,500	$170,625	$56,875	8,506	5,439
Michele A. Bergerac	$227,500	$170,625	$56,875	8,506	5,439
Stanley K. Tusman	$63,600	$47,700	$15,900	2,378	1,520
Joseph R. Vander Pluym	$59,280	$44,460	$14,820	2,217	1,418
Lawrence L. Spanley, Jr.	$46,800	$35,100	$11,700	1,750	1,119

In the first quarter of fiscal year 2007, the committee determined to maintain this incentive compensation structure for fiscal year 2007 equity grants. The estimated target equity award values, including target performance award values and target stock options values are the same as for fiscal year 2006. The resulting number of performance shares and option awards granted in March 2007 increased, primarily reflecting the lower market value of our common stock at the time, and are set forth below.

March 2007 Equity Awards

					Shares of
	Total Target	Target	Target	Target	Common Stock
	Equity	Performance	Stock Options	Performance	Underlying
Name	Award Value	Awards Value	Value	Award Shares	Options Awards

Peter A. Edison	$227,500	$170,625	$56,875	16,422	12,344
Michele A. Bergerac	$227,500	$170,625	$56,875	16,422	12,344
Stanley K. Tusman	$63,600	$47,700	$15,900	4,591	3,451
Joseph R. Vander Pluym	$59,280	$44,460	$14,820	4,281	3,218
Lawrence L. Spanley, Jr.	$46,800	$35,100	$11,700	3,378	2,539

Performance Share Awards.  An award of performance shares represents the right of the participant to receive shares of our common stock (or equivalent value) if specified performance objectives are achieved. No dividends or voting rights apply to the awards during the performance period. For fiscal year 2006, the committee set the performance objectives based on our compound annual growth rate in sales (“CAGR”) and our return on average assets (“ROAA”), both as defined in the awards. The committee chose these performance measures because they reflect the Company’s long-term goals of sales growth and the efficient use of Company resources while maximizing profitability. For the fiscal year 2006 awards, each named executive officer would receive the applicable target award if both the Company’s CAGR equals or exceeds 13.0% and the Company’s ROAA equals or exceeds 6.0% over the three fiscal year performance period from 2006 through 2008. Participants will be entitled to awards ranging between the threshold award, which is equal to 20% of the target award, and a maximum award of up to 200% of the target award determined by multiplying the percentages set forth in a matrix, calculated in the discretion of the committee, by the target award. If the minimum performance objectives are not achieved (e.g., 5.0% CAGR and 4.0% ROAA), then no performance awards will be paid. No more than the maximum award may be paid to any participant pursuant to the award. Generally, the performance awards do not vest until the end of the performance period, assuming continued employment.

In March 2007, the committee utilized generally the same structure in making performance share awards. However, in light of the weaker operating results for fiscal year 2006 and the Company’s revised goals and objectives, the Company lowered the target award performance objective to 10% CAGR and 4.5% ROAA for the three fiscal year period including fiscal years 2007 through 2009, with minimum objectives of 2.5% CAGR and 3.0% ROAA.

Stock Options.  Pursuant to our 2003 Stock Option Plan, for fiscal year 2006 the stock options granted to the named executive officers were granted at $20.06 per share, the closing market price of our common stock on the date prior to grant. In order to align the incentives of the stock option awards with those of the performance share awards, the committee reduced the vesting period from five years, as used in prior awards, to three years. In March 2007, the board of directors and the committee determined to amend our 2003 Stock Option Plan so that the exercise price is now no less than the closing price on the date of grant instead of the date prior to grant. The committee also set the grant date as the date of the committee meeting.

For more information on equity awards granted in fiscal year 2006 to the named executive officers, please see “— Grants of Plan-Based Awards” and the footnotes following that table in this proxy statement.

Grant timing and process.  The committee generally determines to grant equity awards at its meeting in March each year. During the committee meeting, the committee sets, in advance, the grant date to be used for pricing stock options and any award valuation. For fiscal year 2006, the committee met on March 10, 2006 and designated the equity awards to be granted on March 16, 2006. Under our 2003 Stock Option Plan, the exercise price was tied to the closing market price on the date prior to grant. As a result, we used the closing market price of our common stock on March 15, 2006 in setting the exercise price of the stock options granted to named executive officers and in determining the number of options and performance awards, within the ranges determined by the committee. In March 2007, the board of directors and the committee amended our 2003 Stock Option Plan by requiring the exercise price of new options to be no less than the closing price on the date of grant instead of the date prior to grant. The committee typically designates to the Chief Executive Officer authority to grant a limited number of stock options to new hires or other non-executive officer employees. The Chief Executive Officer typically grants those options shortly after the hiring or promotion of an employee. We do not have a program, plan or practice of setting option grants in coordination with the release of material non-public information.

Employment Benefits and Pequisites.  Each of the Company’s salaried employees may participate in a benefit package in the form of medical and dental insurance, disability insurance and life insurance. In addition, employees may contribute to our 401(k) plan. We make matching contributions in an amount determined by the committee as a profit-sharing contribution based on the financial results each year which are allocated according to participant contributions. No Company contribution was made for fiscal year 2006. We do not maintain a defined benefit or similar pension plan or a nonqualified deferred compensation plan. Each of the named executive officers generally participates in these benefit plans to the same extent as salaried employees. We also do not offer any significant perquisites to the named executive officers. We provide a Company car or automobile allowance and related “tax gross-ups” to certain executives which is consistent with our historical practice. Pursuant to Mr. Tusman’s employment agreement with the Company, we also pay premiums on Mr. Tusman’s life insurance policy.

Post-Employment Benefits and Severance Arrangements.  We have separately negotiated employment agreements, including provisions relating to post-employment benefits and severance arrangements, with each of the named executive officers. In fiscal year 2006, the committee approved amendments to the employment agreements requested by two of the Company’s named executive officers to increase their severance compensation in connection with terminations relating to a change of control, elimination of position or non-extension. Participants in our Cash Bonus Plan and our equity plans generally are not entitled to any award unless they are employed by the Company at the time of vesting, or pay-out. However, our equity plans do contain provisions entitling participants to accelerated vesting of equity awards in connection with certain changes in control or in the case of death. We also retain discretion under those plans with respect to post-employment vesting, option exercise and pay-out. Please see “— Potential Payments Upon Termination or Change of Control.”

Share Retention; Hedging Prohibition.

We do not require the named executive officers to hold shares of our common stock, although vesting provisions apply to our equity awards. However, we encourage them to do so. Employees are not permitted to purchase our common stock on margin, engage in short sales or in derivative transactions with respect to our common stock.

Tax and Accounting Impact.

Generally, the accounting and tax treatment of our compensation elements have not had a material impact on the committee’s decisions. We attempt to comply with the requirements of Section 162(m) of the Internal Revenue Code, to the extent deemed practicable, as well as the limits approved by our shareholders, in order to avoid losing the deduction for compensation in excess of $1 million paid to one or more of the named executive officers. Since our initial public offering, we have not paid any compensation in excess of $1 million to any of the named executive officers. We have generally structured our compensation plans with the objective that amounts paid under those plans and arrangements are tax deductible. However, the committee may elect to provide compensation outside those requirements when it deems appropriate to achieve its compensation objectives.

Executive Compensation Recovery Policy

We have not adopted a separate executive compensation recovery policy applicable to the named executive officers.

Compensation Committee Report

The compensation committee of Bakers Footwear Group, Inc. (the “Company”) evaluates and establishes compensation for the named executive officers of the Company and oversees the Company’s incentive plans. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. We have reviewed and discussed with management the Compensation Discussion and Analysis found in this proxy statement. The committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the committee with regard to executive compensation. Based upon our review and discussions, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Compensation Committee

Andrew N. Baur, Chair
Timothy F. Finley
Scott C. Schnuck

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or awarded by us to our Chief Executive Officer, Peter Edison, our Chief Financial Officer, Lawrence L. Spanley, Jr., and our three most highly compensated other executive officers, the “named executive officers,” for the fiscal year ended February 3, 2007.

							Change in
							Pension Value
						Non-	and
						Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)	($)(5)	($)

Peter A. Edison,	2006	351,631	—	—	63,094	39,375	—	35,419	489,519
Chairman of the Board and Chief Executive Officer(6)
Michele A. Bergerac,	2006	351,631	—	—	68,299	39,375	—	4,829	464,134
President and Director(6)
Stanley K. Tusman,	2006	267,096	—	—	34,353	29,813	—	6,717	337,979
Executive Vice President — Inventory and Information Management
Joseph R. Vander Pluym,	2006	245,587	—	—	52,408	30,625	—	1,209	329,829
Executive Vice President — Stores
Lawrence L. Spanley, Jr.	2006	196,650	—	—	40,534	24,375	—	100	261,659
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

(1)	We have employment agreements with each of our named executive officers. Please see “Potential Payments Upon Termination or Change of Control” for a description of those agreements.

(2)	Includes the dollar amount recognized for financial statement reporting purposes for fiscal year 2006 relating to performance share awards in fiscal year 2006 computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) applying the same valuation model and assumptions applied for financial reporting purposes, but disregarding any estimate of forfeitures related to service-based vesting conditions. Amounts for performance share awards relate to performance share awards under our shareholder approved 2005 Incentive Compensation Plan, subject to the satisfaction of performance objectives based on return on average assets and compound annual growth rate in sales during the three fiscal-year performance period, including fiscal years 2006, 2007 and 2008. Amounts for performance share awards generally reflect the difference between the financial reporting value at the beginning and the end of the fiscal year. No amounts have been included for performance shares granted in fiscal year 2006 as it is unlikely that the applicable threshold performance objectives will be achieved. Please see Note 12 to the Notes to our Financial Statements in our 2006 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation under FAS 123R.

(3)	Includes the dollar amount recognized for financial statement reporting purposes for fiscal year 2006 and prior years relating to stock options computed in accordance with FAS 123R applying the same valuation model and assumptions applied for financial reporting purposes, but disregarding any estimate of forfeitures related to service-based vesting conditions. Amounts for stock options generally include the aggregate grant date fair value amortized over the applicable vesting period. Please see Note 12 to the Notes to our Financial Statements in our 2006 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation under FAS 123R.

(4)	Includes amounts earned in fiscal year 2006, paid in the following year pursuant to subjective bonuses based on qualitative criteria communicated in advance to each named executive officer.

(5)	The table includes amounts for perquisites and other personal benefits, or property, unless the aggregate amount of such compensation for a named executive officer is less than $10,000. Subject to such limitations, the table includes aggregate amounts relating to perquisites for fiscal year 2006. Perquisites for our named executive officers consist of use of Company provided automobiles or automobile allowances for Messrs. Edison and Vander Pluym and Ms. Bergerac and premiums paid on a long-term disability insurance policy for the benefit of Mr. Edison. The table also includes for fiscal 2006: (a) the value of “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes relating to Company provided automobiles or automobile allowances and for amounts reimbursed relating to taxes applicable to premiums on Mr. Edison’s long-term disability policy, all of which for Mr. Edison amounted to $14,026, and the value of the “gross-up” for premiums on a life insurance policy for the benefit of Mr. Tusman; and (b) the value of premiums paid for Mr. Tusman’s life insurance policy and the value of other premiums paid by the Company on behalf of named executive officers for fiscal year 2006 for term life insurance.

(6)	Mr. Edison and Ms. Bergerac do not receive any separate compensation for service as directors.

Grants of Plan-Based Awards

The following table provides information about the following plan-based awards to our named executive officers in fiscal year 2006: performance share awards, stock options, awards under our Cash Bonus Plan and our discretionary (subjective) cash bonus awards. The table also provides the grant date and the date that our compensation committee approved our performance share awards and stock option awards during fiscal year 2006. Please see “— Compensation Discussion and Analysis” and “— Potential Payments Upon Termination or Change of Control” for more information regarding the awards in this table.

									All Other		Grant
									Option		Date
									Awards:		Fair
									Number	Exercise	Value of
			Estimated Future			Estimated Future			of	or Base	Stock
		Compensation	Payouts Under Non-Equity			Payouts Under Equity			Securities	Price of	and
		Committee	Incentive Plan Awards			Incentive Plan Awards			Underlying	Option	Option
	Grant	Action	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name/Award	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($)(5)

P. Edison
Performance shares(1)	3/16/2006	3/10/2006				1,701	8,506	17,012			170,630
Stock options(2)	3/16/2006	3/10/2006							5,439	20.06	53,846
Cash bonus award(3)			78,750	105,000	350,000
Discretionary bonus(4)			—	43,750	43,750
M. Bergerac
Performance shares(1)	3/16/2006	3/10/2006				1,701	8,506	17,012			170,630
Stock options(2)	3/16/2006	3/10/2006							5,439	20.06	53,846
Cash bonus award(3)			78,750	105,000	350,000
Discretionary bonus(4)			—	43,750	43,750
S. Tusman
Performance shares(1)	3/16/2006	3/10/2006				476	2,378	4,756			47,703
Stock options(2)	3/16/2006	3/10/2006							1,520	20.06	15,048
Cash bonus award(3)			39,750	79,500	198,750
Discretionary bonus(4)			—	33,125	33,125
J. Vander Pluym
Performance shares(1)	3/16/2006	3/10/2006				443	2,217	4,434			44,473
Stock options(2)	3/16/2006	3/10/2006							1,418	20.06	14,236
Cash bonus award(3)			36,750	73,500	183,750
Discretionary bonus(4)			—	30,625	30,625
L. Spanley, Jr.
Performance shares(1)	3/16/2006	3/10/2006				350	1,750	3,500			35,105
Stock options(2)	3/16/2006	3/10/2006							1,119	20.06	11,078
Cash bonus award(3)			29,250	58,500	146,250
Discretionary bonus(4)			—	24,375	24,375

(1)	Includes performance share awards under our 2005 Incentive Compensation Plan. The awards are subject to the achievement of performance objectives based on both our compound annual growth rate in sales (“CAGR”) and return on average assets (“ROAA”) (both as defined in the awards) for the three fiscal year performance period including fiscal years 2006, 2007 and 2008. Each executive officer will receive the applicable target award if both CAGR equals or exceeds 13.0% and ROAA equals or exceeds 6.0%. Participants will be entitled to a range of awards ranging between the threshold award, which is equal to 20% of the target award, and a maximum award of up to 200% of the target award, determined by multiplying the percentages set forth in the matrix below, calculated in the discretion of our compensation committee, by the target award. If the minimum performance objectives are not achieved (e.g., 5.0% CAGR and 4.0% ROAA), then no performance awards will be paid. No more than the maximum may be paid to any participant pursuant to the award. If the ROAA and CAGR fall in between the percentages set forth in the matrix, then participants will receive awards based on the next lowest level in the matrix, provided that the committee may award a proportionate percentage of the target award for levels of achievement between the levels specified. Generally, the performance awards do not vest until the end of the performance period, assuming continued employment. Distributions of the performance share awards will be made in shares of common stock or, if determined by the committee at the time of payment, equivalent value of such shares in cash or a combination thereof, in the committee’s discretion.

2006 Performance Share Award Percentages

	Compound Annual Growth Rate
		5.0%	7.5%	10.0%	13.0%	16.0%	20.0%	25.0%
	4.0%	20%	35%	50%	68%	86%	106%	124%
Return	4.7%	31%	46%	61%	79%	97%	112%	130%
On	5.3%	41%	56%	71%	89%	104%	119%	137%
Average	6.0%	52%	67%	82%	100%	111%	125%	143%
Assets	8.0%	84%	99%	108%	119%	130%	144%	162%
	10.0%	109%	118%	127%	138%	149%	163%	181%
	12.0%	128%	137%	146%	157%	168%	182%	200%

The award of performance shares represents the right to receive an equivalent number of shares of the Company’s common stock if the performance objectives are achieved. No dividends or voting rights apply to the awards during the performance period. No amounts have been included in the “Stock Awards” column of the Summary Compensation Table in respect of these awards as it is unlikely that the applicable threshold performance objectives will be achieved.

(2)	Includes the number of shares of common stock subject to stock option awards issued pursuant to our 2003 Stock Option Plan with the following terms. Each of the options vests in three equal annual installments beginning March 16, 2007. All such options expire ten years from the date of grant. Each of the options has an exercise price of $20.06 per share, which was based on the closing price on the date prior to the date of grant as provided for in the plan at the time.

(3)	Includes awards pursuant to our Cash Bonus Plan to be paid out based on 2006 performance. Under that plan, generally the compensation committee establishes performance goals (generally based on our after-tax profit using a standard corporate tax rate) and an objective formula for determining bonuses based on a specified percentage of base salary. For fiscal year 2006, the awards for each named executive officer were based on a percentage of the officer’s salary based on the Company’s after-tax profit using a standard corporate tax rate during fiscal year 2006. For any such bonus to be paid, after-tax profit had to be at least $4 million, in the case of Mr. Edison and Ms. Bergerac, and at least $3 million, in the case of the other officers. Maximum bonuses are payable if after-tax profit is $11 million or more. The size of these potential bonuses range between 15% and 100% of cumulative salary, depending on the level of after-tax profit. Assuming an award is earned, the minimum amount is set forth in the threshold column, with the maximum amount set forth in the target and maximum columns. The target amount is based on the amount that would be payable under the award if the Company had achieved the same dollar amount of after-tax profit in fiscal year 2006 as it did in fiscal year 2005, when pay-outs under the plan were at their maximum. As a result of the operating results for fiscal year 2006, no amount was payable in respect of these awards.

(4)	Includes awards communicated to each named executive officer in advance of an amount up to 12.5% of salary based on the achievement of qualitative goals determined in the discretion of the compensation committee.

Amounts actually earned for fiscal year 2006 are set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. The target amount is based on the amount paid out with respect to fiscal year 2005, when pay-out for discretionary (subjective) bonus awards were at their maximum.

(5)	Includes the grant date fair value of performance awards and stock option awards, respectively, computed in accordance with FAS 123R applying the same valuation model and assumptions applied for financial reporting purposes. Please see Note 12 to the Notes to our Financial Statements in our 2006 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation under FAS 123R. The dollar amount recognized for financial statement reporting purposes for fiscal year 2006 relating to performance share awards and stock option awards is set forth in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of unexercised or unvested stock options and unearned performance share awards held by our named executive officers as the end of fiscal year 2006.

	Option Awards						Stock Awards
							Equity Incentive	Equity Incentive
	Number of		Number of				Plan Awards:	Plan Awards:
	Securities		Securities				Number of	Market or Payout
	Underlying		Underlying				Unearned Shares,	Value of Unearned
	Unexercised		Unexercised		Option		Units or Other	Shares, Units or
	Options		Options		Exercise	Option	Rights That	Other Rights That
	(#)		(#)		Price	Expiration	Have Not Vested	Have Not Vested
Name	Exercisable		Unexercisable		($)	Date	(#)(5)	($)(6)

Peter A. Edison	5,000	(1)	20,000	(1)	11.34	4/8/2015
	—		5,439	(2)	20.06	3/16/2016
							8,506	97,819

Michele A. Bergerac	93,821	(3)	—		0.01	(3)
	8,000	(4)	12,000	(4)	7.75	2/10/2014
	4,000	(1)	16,000	(1)	11.34	4/8/2015
	—		5,439	(2)	20.06	3/16/2016
							8,506	97,819

Stanley K. Tusman	—		9,000	(4)	7.75	2/10/2014
	—		8,000	(1)	11.34	4/8/2015
	—		1,520	(2)	20.06	3/16/2016
							2,378	27,347

Joseph R. Vander Pluym	—		24,000	(4)	7.75	2/10/2014
	2,000	(1)	8,000	(1)	11.34	4/8/2015
	—		1,418	(2)	20.06	3/16/2016
							2,217	25,496

Lawrence L. Spanley, Jr.	—		15,000	(4)	7.75	2/10/2014
	2,000	(1)	8,000	(1)	11.34	4/8/2015
	—		1,119	(2)	20.06	3/16/2016
							1,750	20,125

(1)	Consists of nonqualified stock options granted under our 2003 Stock Option Plan. Such options are exercisable in equal annual installments of 20% after one year from April 8, 2005, the date of grant, and an additional 20% in each successive anniversary of the date of grant until fully vested.

(2)	Consists of nonqualified stock options granted under our 2003 Stock Option Plan. Such options are exercisable in equal annual installments of one-third after one year from March 16, 2006, the date of grant, and an additional one-third in each successive anniversary of the date of grant until fully vested.

(3)	Consists of fully-vested nonqualified stock options granted under a predecessor stock option plan that are now generally covered by our 2003 Stock Option Plan. Such options vested in four equal annual installments beginning June 15, 2000. The options expire ten years after each respective vesting date as follows: 6,581 on 6/15/2010; 29,080 on 6/15/2011; 29,080 on 6/15/2012; 29,080 on 6/15/2013.

(4)	Consists of nonqualified stock options granted under the Bakers Footwear Group, Inc. 2003 Stock Option Plan. Such options are exercisable in equal annual installments of 20% after one year from February 10, 2004, the date of grant, and an additional 20% in each successive anniversary of the date of grant until fully vested.

(5)	Consists of performance share awards under our 2005 Incentive Compensation Plan. The awards are subject to the achievement of performance objectives based on both the Company’s compound annual growth rate in net sales (“CAGR”) and the Company’s return on average assets (“ROAA”) (both as defined in the awards) for the three fiscal year performance period including fiscal years 2006, 2007 and 2008. Participants will be entitled to a range of awards ranging between the threshold award, which is equal to 20% of the target award, and a maximum award of up to 200% of the target award. The target number of shares under this award is shown in the table. The threshold and maximum number of shares are set forth in the Grants of Plan-Based Awards table. The award of units represents the right to receive an equivalent number of shares of the Company’s common stock if the performance objectives are achieved. Please see“— Compensation Discussion and Analysis” and “— Potential Payments Upon Termination or Change of Control” for more information regarding these awards.

(6)	Based on the closing market price of our common stock of $11.50 on February 3, 2007.

Option Exercises and Stock Vested

The following table sets forth information regarding aggregate option exercises during fiscal year 2006 and the number and value of exercisable and unexercisable options to purchase our common stock held by the named executive officers as of February 3, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value Realized	Shares	Value Realized
	Acquired on	on	Acquired	on
	Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(1)

Peter A. Edison	—	—	—	—
Michele A. Bergerac	3,500	67,824	—	—
Stanley K. Tusman	8,000	86,852	—	—
Joseph R. Vander Pluym	8,000	95,200	—	—
Lawrence L. Spanley, Jr.	10,000	118,230	—	—

(1)	Values represent the difference between the exercise price of the options and the market price of the Company’s common stock at exercise or vesting as applicable, using the average of the high and low sales price on such date.

Potential Payments Upon Termination or Change of Control

Each of our executive officers serve at the pleasure of our board of directors. As described in “Compensation Discussion and Analysis,” we have entered into employment agreements with each of our named executive officers which contain provisions requiring us to make payments upon certain termination events. In addition, participants in our equity compensation plans may be entitled to accelerated vesting of their awards in certain circumstances. Participants in our Cash Bonus Plan or our discretionary cash bonuses that terminate employment with us for any reason are not entitled to receive any bonus under the plan for such year.

The information below describes and quantifies certain compensation that may become payable as a result of the events described as of February 3, 2007, given the named executive officer’s compensation and service levels as of such date and, if applicable, our closing stock price of $11.50 per share on that date. These benefits are in addition to benefits available generally to salaried employees, including distributions under our 401(k) plan and accrued benefits under our plans and arrangements, including vacation pay or other accrued benefits under our medical and dental insurance plans. Stock option awards already exercisable for our named executive officers are set forth under “— Outstanding Equity Awards at Fiscal Year-End” above. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing of any such event, our stock price and other factors.

Employment Agreements.  Mr. Edison’s agreement has a term of three years, commencing on February 10, 2004, with an additional year added on the anniversary of that date. Ms. Bergerac’s agreement was entered into as of April 1, 2002 and had an initial term of three years, renewable automatically for additional three-year terms. Mr. Tusman’s agreement was entered into in September 2002 for an initial term of two years, renewable automatically for additional two-year terms. The agreements for Messrs. Vander Pluym and Spanley were originally entered into in December 2003 and amended and restated in August 2006, have a term of one year, and are renewable automatically for additional one-year terms in August of each year. The terms renew automatically unless notice of non-extension is provided by either party.

As compensation for their services, each named executive officer receives an annual base salary, generally subject to minimum amounts, as determined, or recommended to our board of directors for determination, by our compensation committee, which were last increased in March 2006 as follows: P. Edison, $350,000, M. Bergerac, $350,000, S. Tusman, $265,000, J. Vander Pluym, $245,000 and L. Spanley, $195,000. Each of our named executive officers is also entitled to participate in bonus plans and other benefit plans, including our Cash Bonus Plan. As required by the agreements, we have purchased a long-term disability insurance policy for the benefit of Mr. Edison and we pay the annual premium on a life insurance policy for the benefit of Mr. Tusman.

The agreements also include confidentiality provisions applicable during the term or thereafter and non-competition provisions that generally end one year after termination. Such provisions generally apply regardless of the reason for termination or if the Company breaches the agreement. Mr. Edison’s agreement generally prohibits competition and the solicitation of our employees for two years, subject to certain limitations.

The agreements may be immediately terminated by us for cause (as defined in the agreements, which in the cases of each of Messrs. Vander Pluym and Spanley include the elimination of his position). The agreements for Messrs. Edison and Tusman and Ms. Bergerac may also be terminated by us or the employee, without cause, upon 90 days notice by either party. Each agreement also terminates in the event of death or disability (as defined in each agreement). In the case of Messrs. Vander Pluym and Spanley, in the event of a change of control (as defined in the agreement) the agreement may also be terminated, without cause, upon 30 days notice.

Each of the agreements contain provisions that may require us to make additional payments in certain termination events. In the event of termination by us for cause, death, or in the case of Messrs. Edison and Tusman and Ms. Bergerac, voluntary termination by the employee, generally each employee is entitled only to any accrued salary and benefits. In the event of disability, Messrs. Edison, Vander Pluym and Spanley are generally entitled only to their accrued salary and benefits, except that Mr. Edison would be entitled to the proceeds of his disability policy and Mr. Spanley may be entitled to his salary and benefits, for up to six months, until his long-term disability coverage begins. None of the agreements require payments solely as a result of a change of control. The agreements also provide for “trigger payments” as described below.

The following table summarizes the payments resulting solely from the events specified (as defined in the agreements), assuming the event occurs as of February 3, 2007 and that any required notice was previously provided.

			Voluntary
			termination by employee,		Termination
			death or termination for		without cause by		Notice of
Name(1)	Disability		cause, if applicable(1)		Company		non-extension		Trigger payment

P. Edison	—	(2)	—		$1,050,000	(8)	N/A		$1,050,000	(9)
M. Bergerac	$408,333	(3)	—		$408,333	(3)	N/A		$1,246,813	(10)
S. Tusman	$397,500	(3)	—		$397,500	(3)	N/A		$661,629	(7)(11)
J. Vander Pluym	—		—	(4)	N/A		$122,500	(5)	$245,000	(12)
L. Spanley(6)	—	(2)	—	(4)	N/A		$65,000	(5)	$195,000	(12)

(1)	As discussed above, no additional payments, other than accrued salary and benefits, are required in the event of termination by us for cause, except as described in footnote (4), death or voluntary termination by the employee (if applicable).

(2)	Mr. Edison would be entitled to the proceeds of his disability policy and Mr. Spanley may be entitled to his salary and benefits, for up to six months, until his long-term disability coverage begins (up to $97,500 as of February 3, 2007).

(3)	Each is entitled to a severance payment payable within 30 days following termination if terminated due to disability or terminated without cause. The amount is based on monthly base salary at the time multiplied by the lesser of the number of months remaining in the term, or 18 months.

(4)	If either of Mr. Vander Pluym or Mr. Spanley is terminated as a result of the elimination of his position (included in the definition of “cause”), he is entitled to severance pay equal to his monthly base salary at the time of termination multiplied by twelve months, payable in a lump sum (Vander Pluym: $245,000) or payable over 12 months (Spanley: $195,000).

(5)	If the Company gives notice of its intent not to extend his employment term prior to expiration, he is entitled to a payment of his monthly base salary multiplied by six months payable in a lump sum (Vander Pluym) or four months payable monthly (Spanley).

(6)	If the Company relocates its home office by more than 50 miles, Mr. Spanley is entitled to six months severance, which would amount to $97,500 as of February 3, 2007.

(7)	A transfer of our home office out of the St. Louis metropolitan area also constitutes a trigger event.

(8)	Also constitutes a trigger event. Only one such payment is required.

(9)	Mr. Edison is entitled to a payment upon a trigger event, which is generally defined as: (i) his termination by us without cause, or (ii) following a change of control of the Company (defined below) any of the following occurs: (X) there is a material reduction in his base salary, (Y) he is not allowed to participate in our bonus plans, or (Z) there is a material reduction in the nature or status of his duties or responsibilities. Upon the occurrence of a trigger event, Mr. Edison is entitled to a one time lump sum payment equal to three times his current base salary within 30 days following the trigger event, which would amount to $1,050,000 if a trigger event occurred on February 3, 2007. Mr. Edison would also be entitled to a tax “gross-up” payment in amount equal to any excise tax imposed on any payments or distributions payable to him under the agreement by Section 4999 of the Internal Revenue Code.

(10)	Ms. Bergerac is entitled to a payment upon a trigger event, which is generally defined as: (i) Ms. Bergerac not being selected as our Chairman and Chief Executive Officer within 30 days after Peter Edison ceases to occupy those positions, or (ii) Ms. Bergerac becomes our Chairman and Chief Executive Officer with the specified time but within three years thereafter either: (X) there is a material diminution of the nature or status of her duties and responsibilities, (Y) she is terminated without cause, or (Z) there is a reduction in her overall compensation. Upon the occurrence of a trigger event, Ms. Bergerac is entitled to a one time lump sum payment payable within 30 days equal to three times her current base salary plus the average bonus payments made to her in the two calendar years immediately preceding the trigger event, which would amount to $1,246,813 as of February 3, 2007.

(11)	Mr. Tusman is entitled to payment upon a trigger event, which is generally defined as: (i) Peter Edison ceases to be Chairman and Chief Executive Officer and within two years either (X) there is a material diminution in the nature or status of his duties and responsibilities, (Y) he is terminated without cause, or (Z) there is a reduction in his overall compensation, (ii) he is terminated without cause and subsequently within six months Peter Edison is no longer our Chairman and Chief Executive Officer, or (iii) there is a transfer of our home office out of the St. Louis metropolitan area. The trigger payment will be an amount equal to the sum of two times his base salary and the average bonus payments made to Mr. Tusman with respect to the two calendar years immediately preceding the trigger event, and the full pre-payment, for a period of two years, of a life insurance policy for his benefit. The amount of the trigger payment as of February 3, 2007, payable as a lump sum within 30 days, would have been $661,629.

(12)	Each would be entitled to a payment upon a trigger event, which is generally defined as: (i) a change of control (as defined below) and (ii) such change of control results in (X) a material diminution of the nature and status of his duties and responsibilities, or (Y) he is terminated without cause. The trigger payment will be paid in a single lump sum within 30 days of such termination, totaling an amount equal to twelve months base salary in effect at the time of his termination, which as of February 3, 2007 would amount to $245,000 for Mr. Vander Pluym and $195,000 as for Mr. Spanley, respectively.

Stock Options.  Our named executive officers hold non-qualified stock options under our 2003 Stock Option Plan. Each stock option may be exercised only during the period it is exercisable. Generally, all stock options must be exercised before an option holder’s termination of employment. However, (i) if termination occurs with our consent, the compensation committee may permit an optionee to exercise any currently exercisable options within three months of termination; (ii) if termination occurs as the result of a specified divestiture, currently exercisable options may be exercised within three months of termination; (iii) if termination is due to disability, the optionee may exercise any options exercisable at termination within one year after termination; (iv) upon a termination by retirement (at age 72 for directors, Mr. Edison and Ms. Bergerac and 65 for others) or death, all of the optionee’s options may be exercised immediately and will remain exercisable for up to one year; and (v) upon a change of control (as defined below) all options become exercisable. Generally, no option may be exercised after ten years from the date on which the option was granted. Immediately exercisable options with an exercise price of $0.01 per share relating to 93,821 shares issued prior to our IPO under a predecessor stock option plan (but now covered by our 2003 Stock Option Plan) held by Ms. Bergerac may also be exercisable for six months or more following termination depending on the circumstances of departure.

The options generally are non-transferable. The compensation committee has significant discretion to prescribe, amend and rescind rules relating to the plan. The exercise price may be paid by cash, our common stock or any combination of the foregoing in the discretion of the committee, subject to limitations set forth in the plan. Exercisability is also conditioned on the Company maintaining an effective registration statement relating to the common stock underlying the options.

If as of February 3, 2007, any of our named executive officers had terminated their employment with us for any reason, including voluntary termination (with or without our consent), retirement or disability, there would have been no acceleration of vesting of any options covered by our 2003 Stock Option Plan. If any of those persons terminated as of that date as a result of death or there was a change of control, all of the unvested options held by that person would have become immediately exercisable. The intrinsic value (that is, the value based upon the Company’s stock price minus the exercise price) of unvested stock options that would have become exercisable or vested for each named executive officer as a result of either of those circumstances as of February 3, 2007 is as follows: P. Edison, $3,200; M. Bergerac, $47,560; S. Tusman, $35,030; J. Vander Pluym, $91,280; and L. Spanley, $57,530.

Performance Shares.  Each of our named executive officers was granted performance shares under our 2005 Incentive Compensation Plan in fiscal year 2006. An award of performance shares represents the right to receive shares of common stock (or equivalent value in the compensation committee’s discretion) if specified performance objectives are achieved. For information regarding the performance objectives applicable to the performance awards held by our executive officers as of February 3, 2007, see “Grants of Plan-Based Awards” and “Compensation Discussion and Analysis.”

In order to be entitled to receive any payment in respect of performance share awards under our 2005 Incentive Compensation Plan, a participant must be in the employ of the Company on the expiration of the relevant performance period and must have been continuously in the employ of the Company from the time of the performance share award except for leaves of absence which may be approved by our compensation committee. However, the compensation committee may make a full, pro-rata, or no share distribution as it may determine, to a participant whose employment terminates on account of death, disability, retirement or otherwise prior to the time the participant is entitled to receive distribution in respect of performance share awards. In the event of a change of control (as defined below), participants then holding such awards are entitled to receive the performance shares (or equivalent value), free of any conditions and as if the specified performance periods had elapsed and the performance objectives had been fully achieved. Payout of performance shares awards must occur with two and one-half months after the end of the calendar year in which the performance period ends. The committee has plenary authority to interpret the plan and to prescribe, amend and rescind rules and regulations relating to the plan.

The intrinsic value that (that is, the value based upon the Company’s stock price) of the performance share awards held by our named executive officers as of February 3, 2007 in the event of a change of control on that date (based on a 200% of target payout), are as follows: P. Edison, $195,638, M. Bergerac, $195,638, S. Tusman, $54,694, J. Vander Pluym, $50,992 and L. Spanley, $40,250. Based on our results for fiscal year 2006, we assume that the committee would not exercise its discretion to make any distributions relating to those awards in any of the other circumstances described above. However, if it did so, the amounts distributed would not exceed those specified.

Change of Control.  For Mr. Edison’s employment agreement, a change of control is generally defined as: (i) a person or group acquiring beneficial ownership (as defined in the agreement) of more shares of our common stock than: (X) the number held by Mr. Edison, provided that this does not occur because he has reduced the number of shares he owns by a specified amount, or (Y) 50% of our common stock, or (ii) approval by our shareholders of a merger, sale of assets, or other specified transactions, in which persons who were our shareholders immediately prior to such transaction would not thereafter own more than 50% the combined voting power of the successor company, unless Mr. Edison owns 10% or more of our common stock and votes to approve such transaction, or (iii) liquidation or dissolution of the Company. Two of our shareholders have filed a Schedule 13G with the SEC reporting beneficial ownership of our common stock in excess of the amount beneficially owned by Mr. Edison.

For the employment agreements of Messrs. Vander Pluym and Spanley, a change of control is generally defined as: (i) a sale by our shareholders of more than 50% of our common stock; (ii) a sale of substantially all of our assets; or (iii) a reorganization, merger or consolidation, resulting in our shareholders immediately prior to such transaction thereafter owing less than 50% of the combined voting power of the resulting company; or, (iv) in the case of Mr. Spanley, a relocation of our home office by more than 50 miles.

Our 2003 Stock Option Plan and our 2005 Incentive Compensation Plan generally define a change of control as: (i) the acquisition of beneficial ownership of 50% or more of our common stock or combined voting power by any person, entity or group (as defined in the plan), except for Peter Edison and the Company; (ii) specified changes to our incumbent board of directors; or (iii) approval by our shareholders of a reorganization, merger or consolidation in which our then current shareholders would not thereafter own more than 50% of our voting stock or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

Equity Compensation Plan Information

As of February 3, 2007, we had two equity compensation plans in effect under which our equity securities were authorized for issuance to employees or non-employee directors in exchange for goods or services. The Bakers Footwear Group, Inc. 2003 Stock Option Plan (the “2003 Plan”), was approved by our shareholders prior to our initial public offering and in June 2006, as amended. The Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan (the “2005 Plan”) was approved by our shareholders at our 2005 annual meeting. The following table summarizes information about our equity compensation plans which authorize the issuance of equity securities as of February 3, 2007.

Equity Compensation Plan Table

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted	Future Issuance Under
	Upon Exercise of	Average Exercise	Equity Compensation Plans
	Outstanding	Price of Outstanding	(Excluding Securities
	Options, Warrants	Options, Warrants	to be Issued Upon
Plan Category	and Rights(a)	and Rights(b)	Exercise)(c)

Equity compensation plans approved by security holders(1)(2)	668,052	$9.30	708,648
Equity compensation plans not approved by security holders	—	—	—

Total	668,052	$9.30	708,648

(1)	Prior to our initial public offering, we had a predecessor stock option plan in effect which allowed us to grant nonqualified stock options. Under the 2003 Plan, which was approved by our shareholders prior to our initial public offering, 268,922 shares relating to immediately exercisable options with an exercise price of $0.01 per share granted under the predecessor stock option plan are deemed to be covered by the 2003 Plan. The 2003 Plan also authorizes a total of 1,100,000 additional shares. All of the option holders under the predecessor plan also agreed to amend their option award agreements to have their options governed by the 2003 Plan on generally the same terms and conditions. As of February 3, 2007, a total of 98,539 shares underlying options with an exercise price of $0.01 per share remain outstanding. The remaining outstanding options granted under the 2003 Plan have a weighted-average exercise price of $11.13 per share as of February 3, 2007. As of February 3, 2007, a total of 527,372 shares remain available for grant under the 2003 Plan. In the first quarter of fiscal year 2007, the compensation committee authorized the grant of options relating to 132,613 shares of common stock at a weighted-average exercise price of $10.39 per share, which are not reflected in the table. The price in column (b) represents the weighted average exercise of outstanding options.

(2)	The 2005 Plan authorized 250,000 shares which may be granted as performance shares, which represent the right to receive common stock contingent upon the achievement of certain objectives, restricted stock and other-stock based awards. As of February 3, 2007, awards relating to up to a maximum of 68,274 shares have been made under the 2005 Plan. In the first quarter of fiscal year 2007, the compensation committee authorized the grant of awards relating up to a maximum of 136,260 shares under the 2005 Plan.

You should also refer to the information regarding our incentive plans set forth in Note 12 to the Notes to our Financial Statements in our 2006 Annual Report on Form 10-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires all Company executive officers, directors, and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. We believe that during the fiscal year ended February 3, 2007, our executive officers, directors and persons owning more than 10% of any registered class of our capital stock timely complied with all applicable filing requirements. In making these disclosures, we relied solely on a review of copies of such reports filed with the SEC and furnished to us and written representations from certain of our executive officers and directors that no other reports were required.

General Information

Shareholder Proposals

Proposals Included in Proxy Statement

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2008 annual meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than January 5, 2008, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

If a shareholder wishes to present a proposal at the Company’s annual meeting in 2008 or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance written notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s by-laws. For business to be properly brought before a meeting by a shareholder of record, or to nominate a person for election as a director, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days’ notice or prior public notice of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the 10th day following the day on which such notice of the date of the meeting was mailed or on which such public notice was given. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to exercise of discretionary voting authority. Our restated bylaws contain specific requirements for the notice, which are summarized below. For nominations, a shareholder’s notice must set forth as to each proposed nominee:

•	the name, age, business and residential address, and principal occupation or employment of the nominee;

•	the class and number of shares of capital stock that are beneficially owned by such nominee on the date of such notice;

•	a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person(s) pursuant to which the nomination(s) are to be made by the shareholder;

•	all other information relating to such shareholder(s) or any nominee(s) of such shareholder(s) that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934; and

•	a representation that the shareholder(s) intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

For all other proposals, as to each matter of business proposed:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business;

•	the text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);

•	the name and address, as they appear in our shareholder records, of the shareholder(s) proposing such business;

•	the class and number of shares of the stock which are beneficially owned by the proposing shareholder(s);

•	any material interest of the proposing shareholder(s) in such business;

•	all other information relating to such shareholder that is required to be disclosed pursuant to Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934; and

•	a representation that the shareholder(s) intends to appear in person or by proxy at the meeting to propose such other business.

Please see our restated bylaws for a more complete description of this process. Our shareholders may also provide recommendations for nominations, or may otherwise contact us. See “Information Regarding Board of Directors and Committees — Director Nominations” and “— Shareholder Communications Policy.”

Other Information

The board of directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the board of directors may recommend, unless, prior to the meeting, the board has eliminated that directorship by reducing the size of the board. The board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.

You are urged to vote promptly by marking, signing, dating, and returning your proxy card. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person.

Annual Report

This proxy statement has been accompanied with or preceded by our Annual Report to Shareholders, which contains our Annual Report on Form 10-K, excluding exhibits, as filed with the SEC.

We will provide a copy of our Annual Report on Form 10-K for our last fiscal year, without charge, to each person solicited, upon written request to our Secretary at our principal executive offices, 2815 Scott Avenue, St. Louis, Missouri 63103.

By Order of the Board of Directors,
BAKERS FOOTWEAR GROUP, INC.

LAWRENCE L. SPANLEY, JR.
Secretary

May 4, 2007

APPENDIX A

AUDIT COMMITTEE CHARTER

BAKERS FOOTWEAR GROUP, INC.

I.	STATEMENT OF PURPOSE

The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Bakers Footwear Group, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with regard to the Company’s accounting and financial reporting process and the Company’s independent registered public accounting firm. The duties of the Committee are ones of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The primary responsibility for the Company’s financial statements and internal controls rests with the Company’s management. Similarly, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or to monitor the Company’s legal compliance programs. The primary responsibility for these matters also rests with the Company’s management. The Board of Directors recognizes that the Committee necessarily will rely on the advice and information it receives from the Company’s management, internal auditors and the independent registered public accounting firm. Recognizing these inherent limits on the scope of the Committee’s review, however, the Board expects the Committee to exercise independent judgment in assessing the quality of the Company’s financial reporting process and its internal controls. The Board also expects that the Committee will maintain free and open communication with the other directors, the Company’s independent registered public accounting firm and internal auditors and the financial management of the Company.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors, and the composition of the Committee shall, in the judgment of the Board, be such as to comply with the rules of the Securities and Exchange Commission and Rule 4350(d)(2) of The Nasdaq Stock Market Rules, or the applicable rule governing audit committees of such other national market system or exchange on which the Company’s stock may be traded from time to time, or any successor rules.

III.	MEETINGS.

The Committee shall meet at least four (4) times annually, or more frequently as the Committee may from time to time determine may be appropriate. No less than quarterly, these meetings shall include separate executive sessions with the Company’s Chief Financial Officer, the independent registered public accounting firm and the Controller. Unless the Board has previously designated the Chair, the members of the Committee shall designate a Chair by majority vote. Two or more committee members shall constitute a quorum.

Teleconferences may also be held at such other times as shall be reasonably requested by the Chair of the Board, Chair of the Committee, independent registered public accounting firm, or the Company’s financial management.

At the invitation of the Committee Chair, the meetings will be attended by the Chair of the Board, Chief Executive Officer, Chief Financial Officer, Controller, representatives from the independent audit firm, and/or other persons as are appropriate to matters under consideration.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE.

The duties and responsibilities of the Committee shall include the following:

A.	Independent Registered Public Accounting Firm

1. Receive the written disclosures and letter from the Company’s independent registered public accounting firm contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as the same may be modified or supplemented, and discuss with the independent registered public accounting firm any issues required to be discussed regarding their objectivity and independence. The Committee shall monitor all relationships between the Company and the Company’s independent registered public accounting firm for compliance with the auditor independence requirements of the Securities and Exchange Commission, including, but not limited to, rotation of audit partners, employment by the Company of former employees of the Company’s independent registered public accounting firm and compensation practices of the independent registered public accounting firm.

2. The Committee shall implement procedures to assure that the Company’s independent registered public accounting firm does not provide any services to the Company that are prohibited by the rules of the Securities and Exchange Commission or the Nasdaq Stock Market. The Committee shall pre-approve all audit and non-audit services (and related fees) that are to be provided to the Company by the Company’s independent registered public accounting firm, pursuant to pre-approval policies and procedures set forth in Appendix A hereto. The Committee shall consider any significant non-audit assignments awarded to the independent registered public accounting firm and determine whether or not these have any impact on the independence of the independent registered public accounting firm in the performance of the annual audit.

3. Annually evaluate the qualifications, quality control procedures, prior performance and independence of the Company’s current independent registered public accounting firm, which shall be ultimately accountable to this Committee, as representatives of the shareholders.

4. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) and the independent registered public accounting firm shall report directly to the Committee. Based on the independent registered public accounting firm’s representations regarding independence and the results of the Committee’s evaluation of the Company’s independent registered public accounting firm, the Committee shall be directly responsible for determining whether the independent registered public accounting firm should be reappointed or replaced. If a determination is made to replace the current independent registered public accounting firm, the Committee shall be directly responsible for the appointment of such replacement.

5. Meet with the independent registered public accounting firm and financial management of the Company in advance of the annual audit to review its proposed scope, the proposed scope of the quarterly reviews, and the procedures to be followed in conducting the audit and the reviews.

6. Review and approve the independent registered public accounting firm’s annual engagement letter, and the compensation of the independent registered public accounting firm.

7. Review with the independent registered public accounting firm any matters required to be discussed by Statement of Auditing Standards No. 61, as the same may be modified or supplemented.

8. Review and discuss, prior to filing, the Company’s financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, proposed to be included in the Company’s Annual Report on Form 10-K with the Company’s financial management and independent registered public accounting firm, including discussions about (i) critical accounting policies used by the Company, (ii) alternative accounting treatments that have been discussed by the independent registered public accounting firm and management and the ramifications of using those alternatives, (iii) other written communications between the independent registered public accounting firm and management (including any management letter or schedule of unadjusted differences), (iv) other major issues regarding accounting and auditing principles and practices, (v) consideration of the effect of regulatory accounting initiatives, as well as off-balance sheet structures on the financial statements, and (vi) the adequacy of the Company’s internal controls. If deemed appropriate after such review and discussion, recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

9. Review and discuss, prior to issuance or filing, the Company’s financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, proposed to be included in the Company’s public earnings reports and the Company’s Quarterly Reports on Form 10-Q with the Company’s financial management and independent registered public accounting firm, including the results of the independent registered public accounting firm quarterly reviews. The Chair of the Committee may represent the entire Committee for purposes of the Form 10-Q review.

10. Discuss at least annually with the Company’s independent registered public accounting firm the following: the adequacy and effectiveness of the Company’s internal financial controls; the management letter issued by the independent registered public accounting firm and management’s response thereto; actions management has taken or progress it has made in addressing issues raised by the independent registered public accounting firm; any disagreements with management; and major areas of financial risk.

11. Review with management and the independent registered public accounting firm any comments or inquiries from the Securities and Exchange Commission relating to the Company’s financial statements or other financial matters included in the Company’s filings with the Commission.

B.	Internal Auditors or Internal Auditing Consultants

1. Approve the annual audit plan, charter and staffing of the internal audit department, or the engagement of internal auditing consultants or similar persons.

2. Discuss at least annually with the internal auditors or internal auditing consultants the effectiveness of the Company’s internal accounting controls, as well as any significant letters or reports to management issued by the internal auditors, and management’s responses thereto.

3. Review annually with the independent registered public accounting firm and the controller the coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

C.	Management

1. Discuss at least annually with the Company’s management and outside counsel the effectiveness of the Company’s legal compliance programs, any legal matters that may have a material impact on the Company’s financial statements and any material reports or inquiries received from regulators or government agencies.

2. Review, on an ongoing basis, for potential conflict of interest situations all related party transactions, including any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K (“Item 404(a)”) promulgated by the Securities and Exchange Commission, involving the Company and any of the Company’s principal shareholders or members of the Board of Directors or senior management or any immediate family member of any of the foregoing. If the Committee determines that any such related party transaction creates a conflict of interest situation or would require disclosure under Item 404(a), then the transaction must be approved by the Committee prior to the Company entering into such transaction or ratified thereafter. The Chair of the Committee is delegated the authority to approve such transactions on behalf of the full Committee, provided such approval is thereafter reviewed by the Committee. Transactions or relationships previously approved by the Committee or in existence prior to the formation of the Committee do not require approval or ratification. In reviewing related party transactions, the Committee has discretion to consider any and all facts and circumstances that it deems appropriate.

3. Authorize and oversee investigations deemed appropriate by the Committee into any matters within the Committee’s scope of responsibility as described in this Charter or as may subsequently be delegated to the Committee by the Board of Directors, with the power to retain and set the fees for, at Company expense, independent counsel, accountants and other advisors and experts to assist the Committee if deemed appropriate in the discretion of the Committee.

4. Prepare the disclosure required of this Committee by S-K Item 407(d)(3) of the Securities and Exchange Commission regulations to be included in the Company’s annual proxy statement.

5. Review and reassess the adequacy of this Charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate; ensure that this Charter is filed with the Securities and Exchange Commission, as required.

D.	Other Matters

1. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

2. Report actions of the Committee periodically to the Board of Directors with such recommendations for action as the Committee deems appropriate.

3. Maintain minutes or other records, either separately or within the minutes of the Board of Directors, of meetings and activities of the Committee.

4. The Company shall provide the Committee with adequate funding, as determined by the Committee, for payment of compensation to the Company’s independent registered public accounting firm and to any advisors engaged by the Committee.

5. The Committee shall satisfy its responsibilities, if any, pursuant to any codes of conduct or policies as determined from time to time by the Board.

Appendix A

Audit and Non-Audit Service Pre-Approval Policy

Audit Fees:

Annually, the Committee will review and approve the audit services and the estimated audit fees for the following fiscal year. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates.

Non-Audit Services and Fees:

Annually, and otherwise as necessary, the Committee will review and approve all non-audit services and the estimated fees for such services for the current fiscal year. For recurring services such as employee benefit plans, tax compliance, due diligence, internal control reviews, statutory filings and import/export reviews the Committee will review and approve the services and estimated total fees therefor by category of service. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates. For non-recurring services such as tax or other consulting, the Committee will review and approve the services and estimated fees by category of service and all individual projects exceeding an amount determined by the Committee from time to time. The projections will be updated quarterly and the Committee will pre-approve any amounts exceeding the original estimates and any new projects exceeding an amount determined by the Committee from time to time.

Approval Matrix:

Should an engagement need pre-approval before the next Committee meeting, authority to grant such approval is delegated to the Audit Committee Chairman. Such approval will be reviewed with the entire Committee at the next quarterly meeting.

APPENDIX B

COMPENSATION COMMITTEE CHARTER
BAKERS FOOTWEAR GROUP, INC.

I.	STATEMENT OF PURPOSE

The Compensation Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Bakers Footwear Group, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with regard to the compensation of the Company’s Board and management.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors, and all members of the Committee shall be independent pursuant to Rule 4200(a)(15) of The Nasdaq Stock Market Rules, or the applicable rule governing director independence of such other national market system or exchange on which the Company’s stock may be traded from time to time, or any successor rules.

III.	MEETINGS.

The Committee shall meet regularly, or as the Committee may from time to time determine may be appropriate. Unless the Board has previously designated the Chair, the members of the Committee shall designate a Chair by majority vote. Two or more committee members shall constitute a quorum.

Teleconferences may also be held at such other times as shall be reasonably requested by the Chair of the Board, Chair of the Committee, independent auditor, or the Company’s financial management.

At the invitation of the Committee Chair, the meetings will be attended by the Chair of the Board, Chief Executive Officer, representatives from any compensation consultant retained by the Company, and/or other persons as are appropriate to matters under consideration.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE.

The duties and responsibilities of the Committee shall include the following:

1. Determine or recommend to the Board for determination the total compensation package, including salaries, bonuses, stock options, benefits and other compensation arrangements, for the Chief Executive Officer and other executive officers of the Company. The Chief Executive Officer may not be present at Committee meetings during discussions of Chief Executive Officer compensation.

2. Supervise the administration of any Company employee benefit plans, equity-based compensation plans or profit sharing plans.

3. Oversee performance evaluations of the Company’s executive officers in light of the Company’s corporate goals and other objectives and issues regarding management succession.

4. Review and discuss with management the Compensation Discussion and Analysis proposed to be included in the Company’s proxy statement, Annual Report on Form 10-K or other filings with the Securities and Exchange Commission (“SEC Filings”), and, based on such review and discussion, recommend to the Board of Directors that such Compensation Discussion and Analysis be included in the SEC Filings. Prepare the Compensation Committee report required to be included in the Company’s SEC Filings.

5. Consult with Company management regarding compensation policies and practices.

6. Make recommendations to the Board of Directors of the Company concerning the adoption of any compensation plan in which management is eligible to participate, including the granting of stock options, performance share awards, restricted stock or other benefits under such plans.

B-1

7. The Committee shall have the authority to engage independent advisors, including compensation consultants, at Company expense as the Committee may determine necessary in carrying out its responsibilities hereunder.

8. Review this Charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate.

9. Report actions of the Committee periodically to the Board of Directors with such recommendations for action as the Committee deems appropriate.

10. Maintain minutes or other records, either separately or within the minutes of the Board of Directors, of meetings and activities of the Committee.

B-2

BAKERS FOOTWEAR GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHARESHOLDER(S). IF NO DIRECTION IS MADE BUT THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED, FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please mark your votes like this	☒

1.	ELECTION OF DIRECTORS
		FOR ALL	WITHHOLD AUTHORITY
	To elect as directors to serve until the Company’s next annual meeting.	NOMINEES	FOR ALL
		LISTED	NOMINEES LISTED
		☐	☐

NOMINEES:	Peter A. Edison, Michele A. Bergerac,
Andrew N. Baur, Timothy F. Finely,
Harry E. Rich, Scott C. Schnuck
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)

2.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	FOR ☐	AGAINST ☐	ABSTAIN ☐

Ratification of Ernst & Young, LLP as the Company’s independent registered public accounting firm for fiscal year 2007

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on the reverse side.

	I/We do plan to attend the 2007 meeting.	☐
                                             COMPANY ID:
                                             PROXY NUMBER:
                                             ACCOUNT NUMBER:

Signed:	Date:	, 2007	Signed:	Date:	, 2007

IMPORTANT: Please sign exactly as your name(s) appear above. If stock is held jointly, all joint owners must sign. Executors, administrators, trustees, guardians, custodians, corporate officers and others signing in a representative capacity should put their full title.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

REVOCABLE PROXY
BAKERS FOOTWEAR GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS — June 14, 2007
This Proxy is solicited on behalf of the Board of Directors of Bakers Footwear Group, Inc.
The undersigned shareholder(s) revoking all prior proxies, hereby appoint(s) Lawrence L. Spanley, Jr. and David M. Klemm, or either of them, the true and lawful attorneys-in-fact, agents and as proxies for the undersigned, with full power of substitution, to act and to vote all of the common stock of Bakers Footwear Group, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Residence Inn, St. Louis Downtown, Meeting Room No. 2 located at 525 South Jefferson Avenue, St. Louis, Missouri, 63103 on Thursday, June 14, 2007, at 11:00 a.m., or at any adjournment or adjournments thereof. The proxies are directed to vote as instructed on the matters set forth on this card and all other matters at their discretion which may properly come before the meeting. The matters listed on the reverse side were proposed by the Company. The undersigned acknowledges that he/she has received a copy of the Notice of Annual Meeting and Proxy Statement.
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

NAMES OF ATTENDEE(S):

(continued on the reverse side)